Exhibit 4.7

Execution Version

CREDIT AGREEMENT

Dated as of September 24, 2004

Between

LILY CUPS INC.

as Borrower

and

GE CANADA FINANCE HOLDING COMPANY

as Agent and Lender

SECTION 1	— AMOUNT AND TERMS OF CREDIT

1.1	Credit Facilities	1

	(1) Revolving Credit Facility	1

	(2) Term Loan	2

	(3) Reliance on Notices	2

1.2	Letters of Credit	3

1.3	Prepayments and Cancellation	3

	(1) Voluntary Prepayments	3

	(2) Mandatory Prepayments	3

	(3) Application of Certain Mandatory Prepayments	3

	(4) Application of Prepayments from Insurance Proceeds.	4

	(5) No Consent Construed	4

	(6) Cancellation	4

1.4	Use of Proceeds	4

1.5	Interest and Applicable Margins.	5

	(2) Interest	5

	(3) Extension to Next Business Day	5

	(4) Calculations on 365 Day Year.	5

	(5) Interest Upon Payment Default	5

	(6) Criminal Rates of Interest	6

	(7) Interest Act.	6

1.6	Eligible Accounts	6

1.7	Eligible Inventory and Eligible WIP Inventory	9

1.8	Cash Management Systems	10

1.9	Fees	10

1.10	Receipt of Payments	11

1.11	Application and Allocation of Payments	11

1.12	Loan Account and Accounting	12

1.13	Indemnity	12

1.14	Access	13

1.15	Taxes	13

1.16	Capital Adequacy; Increased Costs	14

1.17	Single Loan	15

SECTION 2	— CONDITIONS PRECEDENT

2.1	Conditions to the Initial Loans	15

	(1) Credit Agreement; Loan Documents	15

	(2) Repayment of Prior Lender Obligation	15

	(3) Approvals	16

	(4) Opening Availability	16

	(5) Payment of Fees	16

	(6) Capital Structure: Other Indebtedness	16

2.2	Further Conditions to Each Loan	16

SECTION 3	— REPRESENTATIONS AND WARRANTIES

3.1	Corporate Existence; Compliance with Law	17

3.2	Executive Offices	17

3.3	Corporate Power, Authorization, Enforceable Obligations	17

3.4	Financial Statements and Projection	18

3.5	Material Adverse Effect	18

3.6	Ownership of Property; Liens	19

3.7	Labour Matters	19

3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness	20

3.9	Government Regulation	20

3.10	Taxes	20

3.11	Canadian Pension and Benefit Plans	21

3.12	No Litigation	21

3.13	Brokers	21

3.14	Intellectual Property	21

3.15	Full Disclosure	21

3.16	Environmental Matters	22

3.17	Insurance	22

3.18	Deposit and Disbursement Accounts	22

3.19	Government Contracts	23

3.20	Customer and Trade Relations	23

3.21	Agreements and Other Documents	23

3.22	Solvency	23

SECTION 4	— FINANCIAL STATEMENTS AND INFORMATION

4.1	Reports and Notices	23

4.2	Communication with Accountants	24

SECTION 5	— AFFIRMATIVE COVENANTS

5.1	Maintenance of Existence and Conduct of Business	24

5.2	Payment of Obligations	24

5.3	Books and Records	25

5.4	Insurance; Damage to or Destruction of Collateral	25

5.5	Compliance with Laws	26

5.6	Supplemental Disclosure	27

5.7	Intellectual Property	27

5.8	Environmental Matters	27

5.9	Landlords’ Agreements, Mortgagee Agreements and Bailee Letters	28

5.10	Further Assurances	29

SECTION 6	— NEGATIVE COVENANTS

6.1	Amalgamations, Subsidiaries, Etc.	29

6.2	Investments; Loans and Advances	29

6.3	Indebtedness; Unfunded Pension and Benefit Plan Obligations	30

6.4	Employee Loans and Affiliate Transactions	30

6.5	Capital Structure and Business	31

6.6	Guaranteed Indebtedness	31

6.7	Liens	31

6.8	Sale of Stock and Assets	31

6.9	Financial Covenants	31

6.10	Hazardous Materials	32

6.11	Sale-Leasebacks	32

6.12	Cancellation of Indebtedness	32

6.13	Restricted Payments	32

6.14	Change of Corporate Name or Location; Change of Fiscal Year	32

6.15	No Speculative Transactions	33

6.16	Leases	33

6.17	Changes Related to Subordinated Debt	33

SECTION 7	— TERM

7.1	Termination	33

7.2	Survival of Obligations Upon Termination of Financing Arrangements	33

SECTION 8	— EVENTS OF DEFAULT: RIGHTS AND REMEDIES

8.1	Events of Default	34

8.2	Remedies	36

8.3	Waivers by Borrower	36

SECTION 9	— ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1	Assignment and Participations	37

9.2	Appointment of Agent	39

9.3	Agent’s Reliance, Etc.	40

9.4	GE Canada and Affiliates	40

9.6	Indemnification	40

9.7	Successor Agent	41

9.8	Setoff and Sharing of Payments	41

9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.	42

SECTION 10	— SUCCESSORS AND ASSIGNS

10.1	Successors and Assigns	44

SECTION 11	— MISCELLANEOUS

11.1	Complete Agreement; Modification of Agreement	44

11.2	Amendments and Waivers	45

11.3	Fees and Expenses	47

11.4	No Waiver	48

11.5	Remedies	48

11.6	Severability	48

11.7	Conflict of Terms	48

11.8	Confidentiality	48

11.9	GOVERNING LAW	49

11.10	Notices	49

11.11	Section Titles	50

11.12	Counterparts	50

11.13	Press Releases	50

11.14	Reinstatement	50

11.15	Advice of Counsel	50

11.16	No Strict Construction	51

11.17	Dollar References	51

11.18	Judgment Currency	51

11.19	Time of Day	51

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of September 24, 2004 between LILY CUPS INC., an Ontario corporation (“Borrower”), and GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company (in its individual capacity, “GE Canada”), for itself as Lender and as Agent for other Lenders signatory hereto from time to time.

RECITALS

A. Borrower desires that Lender extend revolving and term credit facilities to Borrower of up to Thirty Million Canadian Dollars ($30,000,000) in the aggregate for the purposes of (1) the Refinancing and (2) providing working capital financing for Borrower and funds for other general corporate purposes of Borrower; and for these purposes, Lender is willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.

B. Borrower desires to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in, charges on and other liens upon all of its existing and after-acquired personal and real property.

C. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 — AMOUNT AND TERMS OF CREDIT

1.1 Credit Facilities

(1) Revolving Credit Facility

(a) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”) on account of the Revolving Loan. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Borrowing Base and (B) the Maximum Amount and, in each case, less the sum of the Letter of Credit Obligations (“Borrowing Availability”). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(1). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than 11:00 a.m. (Toronto time) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(1)(a), and shall include the information required in such Exhibit and such other information as may be required by Agent. If Borrower wishes that Lender convert an amount of a proposed Revolving Credit Advance into US Dollars before depositing the proceeds of the Revolving Credit Advance into a Disbursement Account, Borrower shall make its request in the applicable Notice of Revolving Credit Advance. If Borrower is entitled to such requested Revolving Credit Advance, Lender shall deposit into Borrower’s US Dollar Disbursement Account the amount of US Dollars that, at the then applicable Currency Exchange Rate, is equivalent to the amount of the requested Revolving Credit Advance that Borrower has requested that Lender convert into US Dollars. Lender shall notify Borrower of the Currency Exchange Rate on or prior to the first Business Day of each calendar month that is applicable during such calendar month for the purpose of such currency conversions.

(b) Borrower shall execute and deliver to Lender a note to evidence the Revolving Loan Commitment. Such note shall be in the principal amount of the Revolving Loan Commitment, dated the Closing Date and substantially in the form of Exhibit 1.1(1)(b) (the “Revolving Note”). The Revolving Note shall represent the obligation of Borrower to pay the amount of the Revolving Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower, together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(2) Term Loan

(a) Subject to the terms and conditions hereof, Lender agrees to make a term loan on the Closing Date to Borrower (the “Term Loan”) in the original principal amount of the Term Loan Commitment. The Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(2) (the “Term Note”), and Borrower shall execute and deliver its Term Note to Lender. The Term Note shall represent the obligation of Borrower to pay the amount of the Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

(b) Borrower shall repay to Lender the principal amount of the Term Loan in eleven (11) consecutive quarterly instalments of $482,142.86 on the first day of January, April, July and October of each year, commencing January 1, 2005, up to and including July 1, 2007 and in one final instalment on September 24, 2007 in an amount of $8,196,428.54. Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable to Lender in full for value on the Commitment Termination Date, if not sooner paid in full.

(c) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender’s respective Term Loan Commitment.

(3) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Interest Rate Election or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Lender agrees to incur, Letter of Credit Obligations in respect of Borrower.

1.3 Prepayments and Cancellation

(1) Voluntary Prepayments. Borrower may at any time on at least five (5) days’ prior written notice to Agent voluntarily prepay (a) part (but not all) of the Term Loan without bonus or penalty; provided that any such prepayment must be in a minimum amount of at least $1,000,000, or (b) all of the Term Loan. In addition, Borrower may at any time on at least ten (10) days’ prior written notice to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any voluntary prepayment of all of the Term Loan and any such termination of the Revolving Loan Commitment must be accompanied by the payment of the fee required by Section 1.9(3), if any. Upon any such prepayment and termination of the Revolving Loan Commitment, Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be terminated. Any partial prepayments of the Term Loan made by Borrower shall be applied to prepay the scheduled installments of the Term Loan in inverse order of maturity.

(2) Mandatory Prepayments.

(a) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

(b) Immediately upon receipt by Borrower of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(1)), Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (3) below, as applicable.

If Borrower issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds. Any such prepayment shall be applied in accordance with clause (3) below.

(3) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to clause (2)(b) or (2)(c) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to prepay the scheduled installments of the Term Loan in inverse order of maturity, until such Loan shall have been prepaid in full; fourth, to interest then due and payable on the Revolving Credit Advances; fifth, to the outstanding principal balance of the Revolving Credit Advances until the same shall have been paid in full; and sixth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; provided that, with respect to prepayments by Borrower pursuant to clause (2)(c) above, the fourth, fifth and sixth applications of such prepayments provided for above shall instead be second, third and fourth applications, respectively, and the second and third applications of such prepayments provided for above shall instead be fifth and sixth applications, respectively. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

(4) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(3) shall be applied as follows: (a) insurance proceeds from casualties or losses to cash or Inventory shall be applied to the Revolving Credit Advances; and (b) insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied to scheduled installments of the Term Loan in inverse order of maturity. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, acting reasonably, subject to the approval of Requisite Lenders.

(5) No Consent Construed. Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction referred to in clauses (2)(b) and (2)(c) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

(6) Cancellation. The Borrower may, at any time upon payment of any applicable fee set out in Section 1.9(3), if any, cancel amounts of the Revolving Loan Commitment, in minimum amounts of $1,000,000 and integral multiples of $500,000, subject to giving the Agent ten (10) days prior written notice (who shall thereupon deliver a similar notice to each of the Revolving Lenders), with such notice setting out the amount of the Revolving Loan Commitment that Borrower wishes to cancel and the date upon which such cancellation is to be effective. Amounts cancelled shall constitute permanent reductions and will not be reinstated. Such cancellations or reductions with respect to any drawn portion shall be without effect unless such drawn portion and any associated accrued interest and/or fees shall have been paid. If the Revolving Loan Commitment is so reduced, the commitment of each Revolving Lender shall be reduced pro rata in the same proportion that the amount of the reduction in the Revolving Loan Commitment bears to the then current commitment of each Revolving Lender in effect immediately prior to such reduction.

1.4 Use of Proceeds. Borrower shall utilize the proceeds of the Term Loan and the Revolving Loan solely for the Refinancing (and to pay any related transaction expenses), Borrower’s ordinary working capital requirements, permitted Capital Expenditures (including, for greater certainty, Capital Expenditures relating to the purchase of Equipment and capital property from Affiliates up to a maximum of $5,000,000 between the Closing Date and the Commitment Termination Date, provided that Borrower shall have a Net Borrowing Availability of at least $1,000,000 immediately after giving effect to such purchase) and Borrower’s general corporate needs (but excluding in any event, the making of any Restricted Payment not specifically permitted by Section 6.13). Disclosure Schedule 1.4 contains a description of Borrower’s sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

1.5 Interest and Applicable Margins.

(1) Three (3) Business Days prior to each Interest Payment Date, the Borrower may deliver to the Agent a notice (“Notice of Interest Rate Election”) in the form of Exhibit 1.5(1), in which the Borrower may elect to have the interest on the Loans for the Interest Period commencing with such Interest Payment Date calculated by reference to either the Index Rate or the BA Rate. In the event that (a) a Notice of Interest Rate Election is not provided three (3) Business Days prior to an Interest Payment Date, or (b) a Default of an Event of Default has occurred and is continuing on an Interest Payment Date, then the interest on the Loans for the Interest Period commencing with such Interest Payment Date shall be calculated by reference to the Index Rate.

(2) Interest. Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (a) with respect to the Revolving Credit Advances, either the Index Rate plus 0.50% per annum or the BA Rate plus 1.75% per annum as determined by Section 1.5(1) based on the aggregate Revolving Credit Advances outstanding from time to time during the most recently ended Interest Period prior to that Interest Payment Date; and (b) with respect to the Term Loan, the Index Rate plus 0.75% per annum or the BA Rate plus 2.00% per annum as determined by Section 1.5(1) based on the aggregate amount of the Term Loan outstanding from time to time during the most recently ended Interest Period prior to that Interest Payment Date.

(3) Extension to Next Business Day. If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(4) Calculations on 365 Day Year. All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty-five (365) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The BA Rate shall be fixed by the Agent monthly in advance. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

(5) Interest Upon Payment Default. Upon a default in the payment of interest or any other amount (other than principal) due under this Agreement or any of the other Loan Documents to which Borrower is a party, Borrower shall pay interest on such overdue amount, both before and after judgment, at a rate per annum equal to (1) in the case of overdue interest, the rate of interest payable under this Section 1.5 on the principal amount to which such overdue interest relates and

(2) in the case of all such other overdue amounts (which overdue amounts, for greater certainty, shall not include overdue principal or interest in any case), the Index Rate plus 4.50%, in each case, calculated on a daily basis from the date such amount becomes overdue for so long as such amount remains overdue and on the basis of the actual number of days elapsed in a 365 day year. Such interest shall be payable upon demand by Lender. From and after the occurrence of any Event of Default, the Letter of Credit Fee shall be increased by two percent (2%) per annum and all interest payable on the Loans shall be increased by two percent (2%) per annum over the interest otherwise applicable hereunder.

(6) Criminal Rates of Interest. If any provision of this Agreement or any of the other Loan Documents would obligate Borrower to make any payment of interest or other amount payable to Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to Lender under this Section 1.5; and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Borrower shall be entitled, by notice in writing to Lender, to obtain reimbursement from Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by Lender to Borrower. Any amount or rate of interest referred to in this Section 1.5(6) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Lender shall be conclusive for the purposes of such determination.

(7) Interest Act. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 365 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 or such other period of time, respectively.

1.6 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of Borrower shall be “Eligible Accounts” for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment. Eligible Accounts shall not include any Account of Borrower:

(1) which does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

(2) upon which (A) Borrower’s right to receive payment is not absolute or is contingent upon the fulfilment of any condition whatsoever or (B) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (C) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(3) to the extent that any defence, counterclaim, set-off or dispute is asserted as to such Account;

(4) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(5) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(6) that (a) is not owned by Borrower or (b) is subject to any right, claim, security interest (or applicable equivalent) or other interest of any other Person, other than Liens in favour of Agent, on behalf of itself and Lenders, and Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

(7) that arises from a sale to any director, officer, other employee or Affiliate of Borrower, or to any entity which has any common officer or director with Borrower (other than the Canadian Polystyrene Recycling Association so long as a director thereof is also a director of Borrower);

(8) that is the obligation of an Account Debtor that is the Canadian Government (Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any municipality or department, agency or instrumentality thereof, or that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing, the Account is assignable by way of security and Borrower, if necessary or desirable, has complied with the Financial Administration Act (Canada), and any amendments thereto, or the Federal Assignment of Claims Act of 1940 (United States), and any amendments thereto, or any applicable provincial or state statute or municipal ordinance of similar purpose and effect, as applicable, with respect to such obligation;

(9) that is the obligation of an Account Debtor located in a foreign country other than the United States of America unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(10) to the extent Borrower is liable for goods sold or services rendered by the applicable Account Debtor to Borrower but only to the extent of the potential offset;

(11) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(12) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(a) it is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

(b) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or is otherwise insolvent; or

(c) if any assignment or petition is filed by or against any Account Debtor obligated upon such Account under any Insolvency Laws (other than post-petition Accounts in a total amount no greater than $1,000,000 owing by Core-Mark Inc.);

(13) which is the obligation of an Account Debtor if fifty percent (50%) (twenty-five percent (25%) for Core-Mark Inc.) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

(14) as to which Agent’s and Lenders’ interest therein is not a first priority perfected Lien (subject only to Prior Claims that are unregistered and that secure accounts that are not yet due and payable);

(15) as to which any of the representations or warranties pertaining to Accounts set forth in any of the Loan Documents is untrue;

(16) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(17) to the extent such Account exceeds any credit limit established by Agent, in its reasonable discretion;

(18) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed thirty-five percent (35%) of all Eligible Accounts;

(19) which is payable in any currency other than Canadian Dollars or US Dollars; or

(20) which is unacceptable to Agent in its reasonable credit judgment.

1.7 Eligible Inventory and Eligible WIP Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which raw material and finished goods Inventory of Borrower shall be “Eligible Inventory” and which work-in-process Inventory of Borrower shall be “Eligible WIP Inventory” for purposes of this Agreement. In determining whether any particular Inventory constitutes Eligible Inventory or Eligible WIP Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies; provided that, with reference to Eligible WIP Inventory, clause (6) below shall be read without reference to “work-in-process Inventory” and clause (8) below shall instead be read as: “is not of a type which, if finished in the ordinary course, would be held for sale in the ordinary course of Borrower’s business”. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory and Eligible WIP Inventory in its reasonable credit judgment. Neither Eligible Inventory nor Eligible WIP Inventory (subject to the proviso in the second sentence of this Section 1.7) shall include any Inventory of Borrower that:

(1) is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower’s performance with respect to that Inventory), except the Liens in favour of Agent, on behalf of itself and Lenders, and Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

(2) is (a) not located on premises owned by Borrower unless (A) stored with a bailee, warehouseman or similar Person or (B) located on premises leased by Borrower, and in the case of clauses (A) and (B) Agent has given its prior consent thereto and (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, or (b) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(3) has been supplied to Borrower by an Affiliate of Borrower and has been held by Borrower as Inventory for a period of less than thirty-one (31) days unless such Affiliate of Borrower shall have waived in favour of Agent its supplier’s rights under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) and any other similar applicable laws in a manner acceptable to Agent.

(4) is placed on consignment or is in transit;

(5) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favour of Agent;

(6) in Agent’s reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

(7) consists of display items or packing or shipping materials, manufacturing supplies (which, for greater certainty, do not include raw materials used for manufacturing finished goods

Inventory or packing or shipping materials in which finished goods Inventory have been packed), work-in-process Inventory or replacement parts;

(8) consists of goods which have been returned by the buyer and are not being held for resale (provided that, for greater certainty, goods that are excess, obsolete, unsalable, shopworn, seconds, damaged or otherwise unfit for sale shall not constitute goods being held for resale);

(9) is not of a type held for sale in the ordinary course of Borrower’s business;

(10) as to which Agent’s Lien therein is not a first priority perfected Lien (subject only to Prior Claims that are unregistered and that secure amounts that are not yet due and payable);

(11) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or any other Loan Document is untrue;

(12) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(13) is not covered by casualty insurance acceptable to Agent; or

(14) is otherwise unacceptable to Agent in its reasonable credit judgment.

1.8 Cash Management Systems. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).

1.9 Fees.

(1) Borrower shall pay to GE Canada, individually, the Fees specified in the Fee Letter.

(2) As additional compensation for Revolving Lenders’ Revolving Loan Commitment, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower’s non-use of available funds in an amount equal to the sum of (a) three eighths of one percent (.375%) per annum (calculated on the basis of a 365 day year for actual days elapsed) of the difference between (x) the average for the period for which such fee is due of the daily Borrowing Base, and (y) the average of the daily closing balances of the Revolving Loan outstanding during such period; plus (b) one eighth of one percent (.125%) per annum (calculated on the basis of a 365 day year for actual days elapsed) of the difference between (x) the Maximum Amount determined as of the last day of the period for which such fee is due and (y) the average for such period of the daily Borrowing Base.

(3) If Borrower (a) reduces the Revolving Loan Commitment to an amount less than or equal to $10,000,000, (b) terminates the Revolving Loan Commitment, or (c) prepays all of the Term Loan prior to the second anniversary of the Closing Date, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrower shall pay to Agent, for the ratable benefit of Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, a one time only fee in the amount of $200,000.

Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Sections 1.3(2); provided that Borrower does not permanently reduce the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Section 1.3(2)(b) or 1.3(2)(c), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

(4) The fees payable under Section 1.9(1) shall be fully earned on the date of required payment thereof and shall be non-refundable when paid.

1.10 Receipt of Payments. Borrower shall make each payment under this Agreement for value not later than 2:00 p.m. (Toronto time) on the day when due to the applicable Collection Account in the currency in which the Obligation is denominated. For greater certainty, Revolving Credit Advances constitute Obligations denominated in Canadian Dollars. For the purpose of computing interest as of any date, all payments shall be deemed received on the day following the day of receipt of value for such payments in the applicable Collection Account. For the purpose of computing Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of value for such payments in the applicable Collection Account prior to 2:00 p.m. (Toronto time) and payments received after 2:00 p.m. (Toronto time) on any Business Day shall be deemed to have been received on the following Business Day.

1.11 Application and Allocation of Payments.

(1) So long as no Default or Event of Default shall have occurred and be continuing, (a) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan; (b) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(1); and mandatory prepayments shall be applied as set forth in Section 1.3(3) or 1.3(4). As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (A) to Fees and Agent’s expenses reimbursable hereunder; (B) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (C) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (D) to all other Obligations to the extent reimbursable under Section 11.3.

(2) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(1)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other

Loan Documents if and to the extent Borrower fails to pay any such amounts promptly as and when due, even if such charges would cause the Revolving Loan to exceed Borrowing Availability (and for the purpose of this Section 1.11(2), Lender may convert Obligations denominated in US Dollars into the Equivalent Amount of Canadian Dollars). At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder. Agent shall provide to Borrower supporting documentation for such charges within 30 days of Borrower’s request therefor.

1.12 Loan Account and Accounting. Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Revolving Credit Advances and the Term Loan, all payments made by Borrower and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, Agent may elect (which election may be revoked) to dispense with the issuance of Notes to Agent and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.13 Indemnity. Borrower shall indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable legal fees, on a solicitor and client basis, and disbursements and other costs of investigation or defence, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or wilful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR

INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.14 Access. Borrower shall, during normal business hours, from time to time upon one (1) Business Day’s prior notice as frequently as Agent determines to be appropriate: (1) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) and to the Collateral, (2) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any of Borrower’s books and records, and (3) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of Borrower. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by the Agent, Borrower shall provide such access to Agent at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agent with access to its suppliers and customers. Borrower shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may reasonably request. Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower.

1.15 Taxes.

(1) Any and all payments by Borrower hereunder or under the other Loan Documents shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes, excluding Taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document (excluding Taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof), (i) the sum payable shall be increased as much as shall be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(2) In addition, Borrower agrees to pay any present or future Taxes that arise from any payment made under this Agreement or under any other Loan Document or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement, the other

Loan Documents and any other agreements and instruments contemplated hereby or thereby (except for Taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof). Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 1.15(2), it shall notify Borrower thereof.

(3) Borrower shall indemnify Lender for the full amount of the Taxes referred to in this Section 1.15 (except for Taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof, but including, without limitation, any Taxes imposed by any jurisdiction on amounts payable by Borrower under this Section 1.15) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within ten (10) days after the date Lender makes written demand therefor.

1.16 Capital Adequacy; Increased Costs.

(1) If Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and the Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(2) If, due to either (a) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent) pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(2).

(3) Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(1) or 1.16(2), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower’s notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower’s rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(1) and 1.16(2).

1.17 Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

SECTION 2 — CONDITIONS PRECEDENT

2.1 Conditions to the Initial Loans. Lender shall not be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent:

(1) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lender; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

(2) Repayment of Prior Lender Obligations. Agent shall have received written confirmation satisfactory to Lender confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance.

(3) Approvals. Agent shall have received (a) satisfactory evidence that Borrower has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (b) an officer’s certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

(4) Opening Availability. The Eligible Accounts, Eligible Inventory and Eligible WIP Inventory of Borrower supporting the initial Revolving Credit Advance and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with borrowing availability against the Borrowing Base, after giving effect to the initial Revolving Credit Advance and Letter of Credit Obligations incurred (if any) (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales), of at least $2,000,000.

(5) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 and the Fee Letter, and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(6) Capital Structure: Other Indebtedness. The capital structure of Borrower and the terms and conditions of all Indebtedness of Borrower shall be acceptable to Agent in its sole discretion.

2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(1) Any representation or warranty by Borrower contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

(2) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; provided, however, that solely for purposes of this Section 2.2(2) “Material Adverse Effect” means the occurrence of any of the following: (i) in any calendar year Borrower loses a customer the sales to whom for the immediately preceding calendar year accounted for 40% or more of Borrower’s total sales volume for such immediately preceding year; (ii) Borrower is at any time required to purchase 40% or more of its raw materials on a cash on delivery or cash in advance basis as the result of one or more vendor’s unwillingness to extend credit to Borrower; (iii) within a 60 day time period, $5,000,000 or more of finished goods Inventory and/or Inventory that Borrower has sold (valued at the lower of cost or market) shall be subject to a product recall or similar product defect occurrence; (iv) any officer of Borrower is convicted of a criminal offence in connection with the operation of Borrower’s business; (v) the loss of production of 60% or more of Inventory for a period of greater than 10 consecutive days other than for routine or scheduled ordinary course maintenance; or (vi) any event occurs which negatively impacts 50% or more of Borrower’s revenues, which loss of revenues is not fully covered by insurance; or

(a) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (b) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Lender shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

(3) After giving effect to any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations, the outstanding principal amount of the Revolving Loan would exceed the lesser of (a) the Borrowing Base and (b) the Maximum Amount.

The request and acceptance by Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date of such request or acceptance, (c) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (d) a reaffirmation by Borrower of the granting and continuance of Agent’s Liens pursuant to the Collateral Documents.

SECTION 3 — REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, Borrower makes the following representations and warranties to Agent and Lenders, each and all of which shall survive the execution and delivery of this Agreement.

3.1 Corporate Existence; Compliance with Law. Borrower (1) is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (2) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (3) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, hypothecate or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (4) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (5) is in compliance with its constating documents and by-laws; and (6) subject to specific representations set forth herein regarding Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2 Executive Offices. As of the Closing Date, the current location of Borrower’s chief executive office and principal place of business is set forth in Disclosure Schedule 3.2, and none of such locations has changed within the twelve (12) months preceding the Closing Date.

3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Borrower of the Loan Documents and the creation of all Liens provided for therein: (1) are within Borrower’s corporate power; (2) have been duly authorized by all necessary or proper corporate and shareholder action; (3) do not contravene any provision of

Borrower’s constating documents or bylaws; (4) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (6) do not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favour of Agent, on behalf of Lender, pursuant to the Loan Documents; and (7) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(3), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by Borrower thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) the equitable and statutory powers of the courts of appropriate jurisdiction to stay proceedings before them, to stay the execution of judgments and to award costs, (iii) the discretion of such courts as to the granting of remedies of specific performance and injunction and (iv) the restriction that Canadian courts can only render judgments in Canadian currency.

3.4 Financial Statements and Projections.

(1) The unaudited balance sheet at June 30, 2004 (or such later date at which an unaudited balance sheet is available that has been delivered to Agent) and the related statements of income and cash flows of Borrower for the fiscal period then ended, which are attached hereto as Disclosure Schedule 3.4(1), have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of Borrower covered thereby as at the dates thereof and the results of its operations and cash flows for the periods then ended.

(2) The Projections delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(2) have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities (which have been disclosed therein), and reflect projections on a month by month basis to September, 2005 and on a year by year basis to 2007. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower’s good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

3.5 Material Adverse Effect. Between June 30, 2004 (or such later date of the most recent unaudited financial statements of Borrower delivered to Agent prior to the Closing Date) and the Closing Date, (1) Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which have not been disclosed in writing to Agent and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (2) no contract, lease or other agreement or instrument has been entered into by Borrower or has become binding upon Borrower’s assets and no law or regulation applicable to Borrower has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (3) Borrower is not in default and to the best of Borrower’s knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between June 30, 2004 (or such later date of the most recent unaudited financial statements of Borrower delivered to Agent prior to the Closing Date) and the Closing Date, no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6 Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed on Disclosure Schedule 3.6 constitutes all of the real property owned, leased, subleased, or used by Borrower. Borrower owns good and marketable fee simple title to all of its owned real estate, subject only to Permitted Encumbrances and Liens listed on Disclosure Schedule 3.6, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule 3.6, and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. Disclosure Schedule 3.6 further describes any Real Estate with respect to which Borrower is a lessor, sublessor or assignor as of the Closing Date. Borrower also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of Borrower are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower’s right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule 3.6 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of Borrower’s Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

3.7 Labour Matters. As of the Closing Date (1) no strikes or other material labour disputes against Borrower are pending or, to Borrower’s knowledge, threatened; (2) hours worked by and payment made to employees of Borrower comply in all material respects with each federal, provincial, local or foreign law applicable to such matter; (3) all payments due from Borrower for employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower; (4) except as set forth in Disclosure Schedule 3.7, Borrower is not a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or (if the aggregate annual amount payable thereunder would exceed $175,000) any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule 3.7 have been delivered to Agent); (5) there is no organizing activity involving Borrower pending or, to Borrower’s knowledge, threatened by any labour union or group of employees;

(6) there are no certification applications pending or, to Borrower’s knowledge, threatened with any labour relations board, and no labour organization or group of employees of Borrower has made a pending demand for recognition; and (7) except as set forth in Disclosure Schedule 3.7, there are no complaints or charges against Borrower pending or, to the knowledge of Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual.

3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule 3.8, Borrower has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. All of the issued and outstanding Stock of Borrower is owned by each of the shareholders and in the amounts set forth on Disclosure Schedule 3.8. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities. All outstanding Indebtedness of Borrower as of the Closing Date is described in Section 6.3 (including Disclosure Schedule 6.3).

3.9 Government Regulation. Borrower is not subject to regulation under any Canadian federal law, or any provincial, local or foreign law that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lender to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by or policy of any securities regulatory authority or stock exchange.

3.10 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by Borrower have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(2). Proper and accurate amounts have been withheld by Borrower from payments to its employees, customers and other applicable payees for all periods in full as required by all applicable Canadian federal law and all applicable provincial, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.10 sets forth as of the Closing Date in respect of Borrower (i) those taxation years that have not yet been assessed by Revenue Canada or the applicable provincial, local or foreign Governmental Authorities, (ii) the taxation years that are currently being audited by Revenue Canada or the applicable provincial, local or foreign Governmental Authorities, (iii) any assessments or, to Borrower’s knowledge, threatened assessments in connection with such audit, or otherwise currently outstanding, and (iv) the most recent taxation year that an audit by Revenue Canada or the applicable provincial, local or foreign Governmental Authorities has been completed. Except as described on Disclosure Schedule 3.10, Borrower has not executed or filed with Revenue Canada or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. As of the Closing Date, except as set forth on Disclosure Schedule 3.10, Borrower and its predecessors are not liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to Borrower’s knowledge, as a transferee.

3.11 Canadian Pension and Benefit Plans. Disclosure Schedule 3.11 lists all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which Borrower is obligated to contribute by statute) and Canadian Pension Plans adopted by Borrower. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of Borrower (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule 3.11, each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). Borrower does not employ any employees outside Canada.

3.12 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (1) which challenges Borrower’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (2) which has a reasonable risk of being determined adversely to Borrower and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.12, as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of Borrower.

3.13 Brokers. No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the Loans, and Borrower does not have any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.14 Intellectual Property. As of the Closing Date, Borrower owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 3.14 hereto. Borrower conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

3.15 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of Borrower to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

3.16 Environmental Matters.

(1) Except as set forth in Disclosure Schedule 3.16, as of the Closing Date: (a) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (b) Borrower has not caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (c) Borrower is and has been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (d) Borrower has obtained, and is in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000, and all such Environmental Permits are valid, uncontested and in good standing; (e) Borrower is not involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of Borrower which could reasonably be expected to exceed $250,000, and Borrower has not permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (f) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by Borrower; (g) no notice has been received by Borrower identifying it as a “potentially responsible party” or requesting information under any Environmental Law, and to the knowledge of Borrower, there are no facts, circumstances or conditions that may result in Borrower being identified as a “potentially responsible party” under any Environmental Law; and (h) Borrower has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to Borrower.

(2) Borrower hereby acknowledges and agrees that Agent is not, as of the Closing Date, and has not ever been prior to the Closing Date, in control of any of the Real Estate or Borrower’s affairs.

3.17 Insurance. Disclosure Schedule 3.17 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrower, as well as a summary of the terms of each such policy.

3.18 Deposit and Disbursement Accounts. Disclosure Schedule 3.18 lists all banks and other financial institutions at which Borrower maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

3.19 Government Contracts. Except as set forth in Disclosure Schedule 3.19, as of the Closing Date, Borrower is not a party to any contract or agreement with any Governmental Authority and none of Borrower’s Accounts is subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada), as amended, the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727), or any similar provincial, state or local law.

3.20 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to Borrower’s knowledge, threatened termination or cancellation of, or any material adverse modification or change in: (1) the business relationship of Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of Borrower, other than McDonalds Restaurants of Canada Ltd.; or (2) the business relationship of Borrower with any supplier material to its operations.

3.21 Agreements and Other Documents. As of the Closing Date, Borrower has provided to Agent or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule 3.21: (1) supply agreements and purchase agreements not terminable by Borrower within sixty (60) days following written notice issued by Borrower and involving transactions in excess of $1,000,000 per annum; (2) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $250,000 per annum; (3) licenses and permits held by Borrower, the absence of which could be reasonably likely to have a Material Adverse Effect; (4) instruments or documents evidencing Indebtedness of Borrower and any security interest (or applicable equivalent thereof) granted by Borrower with respect thereto; and (5) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Borrower.

3.22 Solvency. Both before and after giving effect to (1) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (2) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (3) the Refinancing and (4) the payment and accrual of all transaction costs in connection with the foregoing, Borrower is Solvent.

SECTION 4 — FINANCIAL STATEMENTS AND INFORMATION

4.1 Reports and Notices.

(1) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent, or the Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(2) Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(2)) at the times, to the Persons and in the manner set forth in Annex F.

4.2 Communication with Accountants. Borrower authorizes Agent (with the prior written consent of Borrower, which consent shall not be unreasonably withheld; provided that, no such consent shall be required if an Event of Default has occurred that is continuing) to communicate directly with its independent chartered public accountants, including Deloitte & Touche, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent any and all Financial Statements and other supporting financial documents, schedules and information relating to Borrower (including copies of any issued management letters) with respect to the business, financial condition and other affairs of Borrower.

SECTION 5 — AFFIRMATIVE COVENANTS

Borrower agrees that from and after the date hereof and until the Termination Date:

5.1 Maintenance of Existence and Conduct of Business. Borrower shall: (1) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (2) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (3) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1.

5.2 Payment of Obligations.

(1) Subject to Section 5.2(2), Borrower shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (a) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to employee source deduction obligations, and (b) lawful claims for labour, materials, supplies and services or otherwise, before any thereof shall become past due.

(2) Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 5.2(1); provided, that (a) adequate reserves with respect to such contest are maintained on the books of Borrower, in accordance with GAAP, (b) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (c) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (d) Borrower shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or the conditions set forth in this Section 5.2(2) are no longer met, and

(e) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

5.3 Books and Records. Borrower shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule 3.4(1). If Borrower maintains any books and records outside of Ontario, Borrower shall maintain a duplicate set of such books and records at a location in Ontario to which Agent has been granted access.

5.4 Insurance; Damage to or Destruction of Collateral.

(1) Borrower shall, at its sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.17 as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Agent. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for Borrower or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from Borrower’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including legal fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral. Borrower shall deliver to Agent, in form and substance satisfactory to Agent, acting reasonably, endorsements to (a) all “All Risk” and business interruption insurance of Borrower naming Agent as loss payee, and containing the standard mortgage clause approved by the Insurance Bureau of Canada and (b) all general liability and other liability policies naming Agent as additional insured.

(2) Agent reserves the right at any time upon any change in Borrower’s risk profile (including any material change in the product mix maintained by Borrower or any laws affecting the potential liability of Borrower) to require additional forms and limits of insurance to, in Agent’s reasonable discretion, adequately protect Agent’s interests in all or any portion of the Collateral and to ensure that Borrower is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, Borrower shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

(3) Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $1,000,000, as Borrower’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of Borrower on any cheque or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the

Collateral in the amount of $150,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(4), or permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, Agent shall permit Borrower to replace, restore, repair or rebuild the property; provided that if Borrower has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(4). All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (a) Borrower shall request a Revolving Credit Advance be made to Borrower in the amount requested to be released; (b) so long as the conditions set forth in Section 2.2 have been met, Agent shall make such Revolving Credit Advance; and (c) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(3).

5.5 Compliance with Laws.

(1) Borrower shall comply with all federal, provincial, local and foreign laws and regulations applicable to it, including those relating to licensing and employment and labour matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(2) For each existing Canadian Pension Plan, Borrower shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

(3) For each Canadian Pension Plan hereafter adopted by Borrower which is required to be registered under the ITA or any other applicable laws, Borrower shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

(4) For each existing Canadian Pension Plan and Canadian Benefit Plan hereafter adopted, Borrower shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

(5) Borrower shall deliver to Lender if requested by Agent, promptly after the filing thereof by Borrower with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that Borrower may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and notification within 30 days of any increases having a cost to Borrower in excess of $150,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which Borrower was not previously contributing.

5.6 Supplemental Disclosure. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), Borrower shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (1) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent in writing; and (2) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

5.7 Intellectual Property. Borrower will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

5.8 Environmental Matters. Borrower shall and shall cause each Person within its control to: (1) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (2) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (3) notify Agent promptly after Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $50,000; and (4) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by Borrower in connection with any such violation or Release or any other matter relating to any

Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by Borrower or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then Borrower shall, upon Agent’s written request (a) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower’s expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (b) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9 Landlords’ Agreements, Mortgagee Agreements and Bailee Letters.

(1) Borrower shall obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), Borrower’s Eligible Inventory and Eligible WIP Inventory at that location shall, in Agent’s discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment; provided that, the Borrowing Base shall be subject to a Reserve on account thereof equal to the aggregate amount of three (3) months’ rent and any other applicable charges for such location. After the Closing Date, no real property or warehouse space shall be leased or acquired by Borrower and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent’s discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory and Eligible WIP Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

(2) If Borrower acquires any real property after the Closing Date, Borrower shall deliver to Agent concurrently with or immediately following such acquisition a first ranking Mortgage covering such real property (subject to Permitted Encumbrances), title insurance policies, a legal opinion, current as-built surveys, zoning letters and certificates of occupancy, in each case, in form and substance substantially similar to those that Borrower is obligated to deliver to Agent on the Closing Date in respect of certain of Borrower’s real property owned by Borrower on such date.

5.10 Further Assurances. Borrower agrees that it shall, at Borrower’s expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

SECTION 6 — NEGATIVE COVENANTS

Borrower agrees that, without the prior written consent of Agent from and after the date hereof until the Termination Date:

6.1 Amalgamations, Subsidiaries, Etc. Borrower shall not directly or indirectly, by operation of law or otherwise, (1) form or acquire any Subsidiary, or (2) amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person.

6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, Borrower shall not make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (1) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $100,000; and (2) so long as no Default or Event of Default shall have occurred and be continuing, and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favour of Agent or otherwise subject to a perfected security interest in favour of Agent, in (A) marketable direct obligations issued or unconditionally guaranteed by Canada, any agency thereof, the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (C) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America, each having combined capital, surplus and undivided profits of not less than US$300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (D) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks, and (E) mutual funds that invest solely in one or more of the investments described in clauses (A) through (D) above, and (F) other investments not exceeding $100,000 in the aggregate at any time outstanding.

6.3 Indebtedness; Unfunded Pension and Benefit Plan Obligations.

(1) Borrower shall not create, incur, assume or permit to exist any Indebtedness, except (without duplication) (a) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (1) of Section 6.7, (b) the Loans and the other Obligations and (c) existing Indebtedness described in Disclosure Schedule 6.3 and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favourable to Borrower or Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, and (d) Indebtedness consisting of intercompany loans and advances made by any Affiliate of Borrower to Borrower (“Intercompany Loans”) described in Disclosure Schedule 6.3 provided that (A) Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (B) the obligations of Borrower under any such Indebtedness shall be subordinated to the Obligations of Borrower hereunder pursuant to an agreement between Agent and the lending Affiliate satisfactory in form and substance to Agent and, if interest bearing, bear interest at reasonable rates of interest acceptable to Agent; and (C) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan.

(2) Borrower shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (a) the Obligations or (b) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(3) or (4).

(3) Borrower shall not permit its unfunded pension fund and other employee benefit plan obligations and liabilities to remain unfunded other than in accordance with applicable law.

6.4 Employee Loans and Affiliate Transactions.

(1) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, Borrower shall not enter into or be a party to any transaction with any of its Affiliates except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms that are no less favourable to Borrower than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower. In addition, prior to entering into any transaction with any of its Affiliates (other than for the purchase and sale of goods that are in compliance with the first sentence of this Section 6.4(1)), the terms of each such transaction must be disclosed in advance to Agent. All such transactions existing as of the date hereof are described on Disclosure Schedule 6.4(1).

(2) Borrower shall not enter into any lending or borrowing transaction with any of its employees, except on an arm’s-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and Stock and Stock option purchase plans up to a maximum of $50,000 to any employee and up to a maximum of $150,000 in the aggregate at any one time outstanding.

6.5 Capital Structure and Business. Borrower shall not (1) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect; or (2) amend its constating documents or bylaws in a manner which would adversely affect Lender or Borrower’s duty or ability to repay the Obligations. Borrower shall not engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

6.6 Guaranteed Indebtedness. Borrower shall not create, incur, assume or permit to exist any Guaranteed Indebtedness except by endorsement of instruments or items of payment for deposit to the general account of Borrower.

6.7 Liens. Borrower shall not create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (1) Permitted Encumbrances; (2) Liens in existence on the date hereof and summarized on Disclosure Schedule 6.7; and (3) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by Borrower in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $500,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, Borrower shall not become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favour of Agent as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

6.8 Sale of Stock and Assets. Borrower shall not sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including any of its Accounts, other than (1) the sale of Inventory in the ordinary course of business; (2) the sale, transfer, conveyance or other disposition by Borrower of Equipment or Fixtures that are obsolete or no longer used or useful in Borrower’s business and having a value not exceeding $250,000 (as valued in the Equipment Appraisal dated May 14, 2004 by Dovebid Valuation Services Inc.) in the aggregate in any Fiscal Year; and (3) the sale of other Equipment and Fixtures having a value not exceeding $250,000 (as valued in the Equipment Appraisal dated May 14, 2004 by Dovebid Valuation Services Inc.) in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clauses (2) and (3) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit Borrower to effect such disposition and shall execute and deliver to Borrower, at Borrower’s expense, appropriate financing change statements and other discharges and releases as reasonably requested by Borrower.

6.9 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the “Financial Covenants”) set forth in Annex G.

6.10 Hazardous Materials. Borrower shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (1) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (2) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Material Adverse Effect.

6.11 Sale-Leasebacks. Borrower shall not engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

6.12 Cancellation of Indebtedness. Borrower shall not cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s-length basis and in the ordinary course of its business consistent with past practices.

6.13 Restricted Payments. Borrower shall not make any Restricted Payment, except (1) employee loans permitted under Section 6.4(2) above, (2) payments of management fees to its Affiliates in an aggregate amount not greater than U.S.$700,000 per annum, (3) scheduled payments of interest and principal (in accordance with Section 6.3(1)) with respect to Subordinated Debt, (4) payments made by Borrower to its Affiliates in the ordinary course of business in respect of Inventory purchased by Borrower from its Affiliates and (5) payments made by Borrower to its Affiliates in respect of the purchase by Borrower of Equipment and other capital property from its Affiliates in a maximum amount not greater than $5,000,000 between the Closing Date and the Commitment Termination Date, (6) payment of management bonuses to senior employees of the Borrower in an aggregate amount not greater than $2,500,000 per Fiscal Year; provided that (a) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to each payment pursuant to clauses pursuant to clauses (1) – (6) above and (b) Borrower shall have Net Borrowing Availability of at least $1,000,000 after giving effect to each payment pursuant to clauses (2), (3), (5) and (6) above.

6.14 Change of Corporate Name or Location; Change of Fiscal Year. Borrower shall not (1) change its corporate name, or (2) change its chief executive office, principal place of business, domicile (within the meaning of Quebec Civil Code), corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favour of Agent in any Collateral, has been completed or taken, and provided that any such new location shall be in Canada. Without limiting the foregoing, Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith or any other Loan Document materially misleading within the meaning of Section 46(4) of the PPSA or any other then applicable PPSA except upon prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favour of Agent in any Collateral, has been completed or taken. Borrower shall not change its Fiscal Year; provided however, Borrower shall be entitled to change its Fiscal Year to such date or dates which coincide with that of its indirect parent company, SF Holdings Group, Inc., upon not less than thirty (30) days prior written notice to the Agent.

6.15 No Speculative Transactions. Borrower shall not engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

6.16 Leases. Borrower shall not enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrower would exceed $2,500,000.

6.17 Changes Related to Subordinated Debt. Borrower shall not change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (1) increase the interest rate on such Subordinated Debt; (2) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (3) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (4) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (5) grant any security or collateral to secure payment of such Subordinated Debt; or (6) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to Borrower or Lender.

SECTION 7 — TERM

7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or the rights of Agent and Lender relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of Agent and Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

SECTION 8 — EVENTS OF DEFAULT: RIGHTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(1) Borrower (a) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (b) fails to pay or reimburse Agent or Lender for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s or Lender’s demand for such reimbursement or payment of expenses.

(2) Borrower fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.5, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively.

(3) Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for five (5) days or more.

(4) Borrower fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

(5) A default or breach shall occur under any other agreement, document or instrument to which Borrower is a party which is not cured within any applicable grace period, and such default or breach (a) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of Borrower in excess of $250,000 in the aggregate, or (b) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(6) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent by Borrower is untrue or incorrect in any material respect as of the date when made or deemed made.

(7) Assets of Borrower with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any receiver, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors of Borrower and such condition continues for thirty (30) days or more.

(8) Any involuntary case or proceeding (including the filing of any notice in respect thereof) is commenced against Borrower, Solo Cup Company or SF Holdings Group Inc. under any

Insolvency Law, any incorporation law or other applicable law in any jurisdiction in respect of the:

(a) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations,

(b) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations,

(c) appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for, or for all or a substantial part of the assets, or

(d) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets,

of Borrower, Solo Cup Company or SF Holdings Group Inc. and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding;

(9) Borrower, Solo Cup Company or SF Holdings Group Inc. (i) commences or fails to contest in a timely and appropriate manner or consents to the institution of proceedings referred to in Section 8.1(8) above or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower, Solo Cup Company or SF Holdings Group Inc. or of any substantial part of Borrower’s, Solo Cup Company’s or SF Holdings Group Inc.’s assets or (ii) shall take any corporate action in furtherance of any of the foregoing or of any of the proceedings referred to in Section 8.1(8) above or (iii) admits in writing its inability to pay its debts as such debts become due or (iv) becomes insolvent;

(10) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against Borrower and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

(11) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest (or the applicable equivalent) created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(12) Any “Change of Control” shall occur.

(13) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower generating more than 30% of Borrower’s revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days.

(14) Any default or breach by Borrower shall occur and be continuing under any agreement to which Borrower is a party or any of its property is subject, and such breach or default could reasonably be expected to have a Material Adverse Effect.

8.2 Remedies.

(1) If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and Lender shall have determined not to make any Revolving Credit Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Lender may, without notice, suspend the Revolving Loan facility with respect to further Revolving Credit Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Revolving Credit Advances and Letter of Credit Obligations shall be made or extended in Lender’s sole discretion so long as such Default or Event of Default is continuing.

(2) If any Event of Default shall have occurred and be continuing, Agent may, without notice, (a) terminate the Revolving Loan facility with respect to further Revolving Credit Advances or the incurrence of further Letter of Credit Obligations; (b) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and (c) exercise any rights and remedies provided to Agent or Lender under the Loan Documents and/or at law or equity, including all remedies provided under the PPSA, the equivalent thereof, or other laws similar thereto in other jurisdictions; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(7), (8) or (9), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3 Waivers by Borrower. Except as otherwise provided for in this Agreement or by applicable law, Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonour, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by Agent or Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent or Lender may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

SECTION 9 — ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1 Assignment and Participations.

(1) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement” substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500 and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, in accordance with this Section 9.1, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.

(2) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(3) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(4) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(2).

(5) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(6) So long as no Event of Default has occurred and is continuing, no Lender or SPC (as hereinafter defined) shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the Borrower would be subject to any payment or indemnity obligations or liability with respect to capital adequacy or similar requirements under Section 1.16(1), increased costs under Section 1.16(2), or withholding taxes in accordance with Section 1.15(1).

(7) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may, provided same would not result in any payment or indemnity obligation or liability on the part of Borrower in respect of capital adequacy or similar requirements under Section1.16(1), increased costs under Section 1.16(2) or withholding taxes in accordance with Section 1.15(1), grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (subject to the terms of Section 9.1(6) provided same is consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and

(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(7) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

9.2 Appointment of Agent. GE Canada is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any Account Debtor that is communicated to or obtained by GE Canada or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or wilful misconduct.

If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

9.3 Agent’s Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower or to inspect the Collateral (including the books and records) of Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4 GE Canada and Affiliates. With respect to its Commitments hereunder, GE Canada shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Canada in its individual capacity. GE Canada and its Affiliates may lend money to, invest in, and generally engage in any kind of business with Borrower, any of its Affiliates and any Person who may do business with or own securities of Borrower or any such Affiliate, all as if GE Canada were not Agent and without any duty to account therefor to Lenders. GE Canada and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(1) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or wilful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of Canada or any province thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favour of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to Borrower or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the Borrower promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may, subject to Section 9.1(6), sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances; Payments.

(i) Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (Toronto time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m. (Toronto time) on the requested funding date. After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (Toronto time) on the next Business Day following each Settlement Date.

(b) Availability of Lender’s Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be included in the calculation of “Requisite Lenders”, “Requisite Revolving Lenders” or “Supermajority Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower’s request, Agent or a Person acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with the Financial Statements and Collateral Reports referred to in Annexes E and F hereto, any notice of Default or Event of Default received by Agent from, or delivered by Agent to, Borrower, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or wilful misconduct.

(f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

SECTION 10 — SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and assigns (including, in the case of Borrower, a debtor-in-possession on behalf of Borrower), except as otherwise provided herein or therein. Borrower shall not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Agent shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

SECTION 11 — MISCELLANEOUS

11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and fee letter between Borrower and Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2 Amendments and Waivers.

(1) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (2) and (3) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(2) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.

Except as otherwise expressly provided in this Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit Borrower to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders”, “Requisite Revolving Lenders” or “Supermajority Revolving Lenders” insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(3) If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as “Non Consenting Lender”);

(ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained;

(iii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained; or

(iv) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained;

then, so long as Agent is not a Non Consenting Lender, at Borrower’s request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non Consenting Lenders, and such Non Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower financing change statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3 Fees and Expenses. Borrower shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel and the fees and expenses of all other advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrower shall reimburse Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

(1) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

(2) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(3) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

(4) any attempt to enforce any remedies of Agent or Lender against Borrower or any other Person that may be obligated to Agent or Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

(5) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

(6) efforts to (a) monitor the Loans or any of the other Obligations, (b) evaluate, observe or assess Borrower or its affairs, and (c) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral (provided that, reimbursement in respect of field examinations by Agent shall be in accordance with the Fee Letter;

including, as to each of clauses (1) through (6) above, all reasonable legal counsels’ and all other professional and service providers’ fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to

Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4 No Waiver. Agent’s or Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower shall be deemed to have been suspended or waived by Agent or Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent or Lender and directed to Borrower specifying such suspension or waiver.

11.5 Remedies. Agent’s and Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent and Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8 Confidentiality. Agent and Lender agrees to use commercially reasonable efforts (equivalent to the efforts each of Agent and Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by Borrower and designated as confidential during the term hereof for a period of one (1) year following the Commitment Termination Date, except that each of Agent and Lender may disclose such information (a) to Persons employed or engaged by Agent or Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide participant or potential participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide participant or potential participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or Lender to be compelled by any court decree, subpoena or legal or administrative order or process; provided that, Agent and Lender shall make reasonable efforts to notify Borrower thereof before complying therewith; (d) as, on the advise of Agent’s or Lender’s counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or Lender is a party; or (f) which ceases to be confidential through no fault of Agent or Lender.

11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE AND ANY LAWS APPLICABLE THEREIN. BORROWER HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, AGENT AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT WITH CANADA POST, PROPER POSTAGE PREPAID.

11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (1) upon the earlier of actual receipt and three (3) Business Days after deposit with

Canada Post, registered mail, return receipt requested, with proper postage prepaid, (2) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or Canada Post as otherwise provided in this Section 11.10), (3) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (4) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13 Press Releases. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Agent or Lender or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Agent and without the prior written consent of Agent unless (and only to the extent that) Borrower or its Affiliates is required to do so under law and then, in any event, Borrower or such Affiliate will consult with Agent before issuing such press release or other public disclosure. Borrower consents to the publication by Agent of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent shall provide a draft of any such tombstone or similar advertising material to Borrower for review and comment prior to the publication thereof.

11.14 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.15 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 11.9, with its counsel.

11.16 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provisions of this Agreement.

11.17 Dollar References. Unless otherwise specified, all references to dollar amounts in this Agreement shall mean Canadian Dollars.

11.18 Judgment Currency.

(1) If, for the purpose of obtaining or enforcing judgment against Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.18 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.18 being hereinafter in this Section 11.18 referred to as the “Judgment Conversion Date”).

(2) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.18(1), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from Borrower under Section 11.18(2) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(3) The term “rate of exchange” in this Section 11.18 means the rate of exchange at which Agent would, on the relevant date at or about 12:00 noon (Toronto time), be prepared to sell the Obligation Currency against the Judgment Currency.

11.19 Time of Day. Unless otherwise specified, any reference to a time of day or date means local time or date in the City of Toronto, Province of Ontario.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

LILY CUPS INC., as Borrower

By:	/s/ BRUCE WELLS
Name:	Bruce Wells
Title:	Assistant Secretary

GE CANADA FINANCE HOLDING COMPANY, as Agent and Lender

By:	/s/ STEPHEN B. SMITH
Name:	Stephen B. Smith
Duly Authorized Signatory

S-1

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

(1) Account Debtor shall mean any Person who may become obligated to Borrower under, with respect to, or on account of, an Account.

(2) Accounts shall mean all “accounts,” as such term is defined in the PPSA, now owned or hereafter acquired by Borrower and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the PPSA), (b) all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of Borrower’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower, under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing”.

(3) Affiliate shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and Lender.

(4) Agent means GE Canada in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

(5) Agreement shall mean the Credit Agreement between Borrower, Agent and Lender.

(6) Appendices shall have the meaning assigned to it in the recitals to the Agreement.

(7) BA Rate shall mean, at any date, the rate per annum determined by Agent by reference to the average (rounded upwards to the nearest basis point) rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian dollar bankers’ acceptances) applicable to Canadian dollar bankers’ acceptances with a term of 30 days as of 10:00 a.m. (Toronto time) on the Business Day immediately preceding the Closing Date until and including the last day of the month in which the Closing Date occurs and, thereafter, as of the last Business Day of the then most recently ended month. If for any reason the Reuters Monitor Screen rates are unavailable, BA Rate means the rate of interest determined by Agent which is equal to the arithmetic mean (rounded upwards to the nearest basis point) of the rates quoted by The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollar bankers’ acceptances with a term of 30 days as of 10:00 a.m. (Toronto time) on the Business Day immediately preceding the Closing Date until and including the last day of the month in which the Closing Date occurs and, thereafter, as of the last Business Day of the then most recently ended month. For greater certainty, no adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement. Each change in any interest rate provided for in the Agreement based upon the BA Rate shall take effect at the time of such change in the BA Rate.

(8) Borrower shall have the meaning assigned thereto in the recitals to the Agreement.

(9) Borrower Accounts shall have the meaning assigned to it in Annex C.

(10) Borrowing Availability shall have the meaning assigned to it in Section 1.1(1)(a).

(11) Borrowing Base shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a) eighty-five percent (85%) of the book value of Borrower’s Eligible Accounts, less any Reserves established by Agent at such time;

(b) sixty percent (60%) of the book value of Borrower’s Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time; and

(c) the lesser of (i) twenty-five percent (25%) of the book value of Borrower’s Eligible WIP Inventory, and (ii) $1,000,000, less in each case any Reserves established by Agent at such time.

For the purpose of valuing Borrower’s Eligible Accounts denominated in US Dollars, the amount of such Eligible Accounts shall be converted into the Equivalent Amount thereof in Canadian Dollars on the last Business Day of each Fiscal Month unless Agent has notified Borrower that, in light of recent currency fluctuations, the conversion shall be made on a more current basis, in which case the conversion shall be made on such basis.

(12) Borrowing Base Certificate shall mean a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(2).

(13) Business Day shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the city of Toronto or (for the purpose only of giving communications to Agent under Section 11.10 (other than to deliver Notices of Revolving Credit Advances)) New York.

(14) Canadian Benefit Plans shall mean all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by Borrower.

(15) Canadian Dollars or Dollars or $ or Cdn$ shall mean lawful currency of Canada.

(16) Canadian Pension Plans shall mean each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by Borrower for its employees or former employees.

(17) Capital Expenditures shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

(18) Capital Lease shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

(19) Capital Lease Obligation shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

(20) Cash Management Systems shall have the meaning assigned to it in Section 1.8.

(21) Change of Control shall mean any event, transaction or occurrence as a result of which (a) Solo Cup Company shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of the outstanding capital Stock of all classes of SF Holdings Group Inc. on a fully diluted basis, (b) SF Holdings Group Inc. shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital Stock of Sweetheart or (c) Sweetheart shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower.

(22) Charges shall mean all Taxes assessed, levied or imposed against Borrower or upon (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) Borrower’s ownership or use of any properties or other assets, or (e) any other aspect of Borrower’s business or existence of any Liens in respect of such Taxes.

(23) Chattel Paper shall mean any “chattel paper,” as such term is defined in the PPSA, now owned or hereafter acquired by Borrower, wherever located.

(24) Closing Date shall mean September 24, 2004 or such later date as Borrower and Lender may agree in writing.

(25) Closing Checklist shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

(26) Collateral shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or other Lien in favour of Agent to secure the Obligations.

(27) Collateral Documents shall mean the Security Agreement, the Mortgages and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

(28) Collateral Reports shall mean the reports with respect to the Collateral referred to in Annex F.

(29) Collection Account shall mean Agent’s Canadian Dollar account 1209329 or Agent’s US Dollar account 4050621, as applicable, in the name of Agent at Royal Bank of Canada, Main Branch, Toronto, Ontario or such other account or accounts as Agent shall specify.

(30) Commitment Letter shall mean the letter dated July 21, 2004 from Lender to Borrower under which Lender offered to Borrower a revolving loan commitment and a term loan commitment.

(31) Commitment Termination Date shall mean the earliest of (a) the third anniversary of the Closing Date, (b) the date of termination of Lender’s obligations to make Revolving Credit Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(2), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).

(32) Commitments shall mean the aggregate of the Revolving Loan Commitment and the Term Loan Commitment, which aggregate commitment shall be Thirty Million Dollars ($30,000,000) on the Closing Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

(33) Compliance Certificate shall have the meaning assigned to it in Annex E.

(34) Contracts shall mean all “contracts,” now owned or hereafter acquired by Borrower, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by chattel paper, securities or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

(35) Control Letter means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of Borrower, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of Borrower, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by Borrower, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by Borrower.

(36) Copyright Licence shall mean any and all rights now owned or hereafter acquired by Borrower under any written agreement granting any right to use any Copyright or Copyright registration.

(37) Copyrights shall mean all of the following now owned or hereafter acquired by Borrower: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Copyright Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

(38) Currency Exchange Rate shall mean, during any calendar month, the average of the daily rates of exchange during the immediately preceding calendar month that Agent uses in operating its business to convert Canadian Dollars to US Dollars or US Dollars to Canadian Dollars, as applicable.

(39) Default shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

(40) Disbursement Accounts shall have the meaning assigned to it on Annex C.

(41) Disclosure Schedules shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.7 in the Table of Contents to the Agreement.

(42) EBITDA shall mean, with respect to any Person for any fiscal period, an amount equal to (a) net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period and (iv)any other non-cash gains which have been added in determining net income, in each case to the extent included in the calculation of net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period,

(v) amortized debt discount for such period, and (vi) the amount of any deduction to net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by amalgamation or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary and (10) any foreign currency translation gains or losses.

(43) Eligible Accounts shall have the meaning assigned to it in Section 1.6 of the Agreement.

(44) Eligible Inventory shall have the meaning assigned to it in Section 1.7 of the Agreement.

(45) Eligible WIP Inventory shall have the meaning assigned to it in Section 1.7 of the Agreement.

(46) Environmental Laws shall mean all applicable federal, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

(47) Environmental Liabilities shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, administrative order, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

(48) Environmental Permits shall mean all permits, licenses, written authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

(49) Equipment shall mean all “equipment,” as such term is defined in the PPSA, now owned or hereafter acquired by Borrower, wherever located and, in any event, including all Borrower’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(50) Equivalent Amount shall mean, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Borrower and Agent.

(51) Event of Default shall have the meaning assigned to it in Section 8.1.

(52) Fee Letter means that certain letter, dated as of the date hereof, between GE Canada and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Canada.

(53) Fees shall mean any and all fees and field audit charges payable to Agent or Lenders pursuant to the Agreement, the Fee Letter or any of the other Loan Documents.

(54) Financial Statements shall mean the income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

(55) Fiscal Month shall mean any of the monthly accounting periods of Borrower.

(56) Fiscal Quarter shall mean any of the quarterly accounting periods of Borrower in each Fiscal Year consisting of thirteen (13) consecutive weeks.

(57) Fiscal Year shall mean any of the annual accounting periods of Borrower as disclosed to the Agent in accordance with Section 6.14 of this Agreement.

(58) Fixed Charges shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period plus (b) scheduled payments of principal with respect to Indebtedness during such period.

(59) Fixed Charge Coverage Ratio shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA, less Capital Expenditures, less cash payments of income and capital Taxes, less management fees to Fixed Charges. For greater certainty, in computing the Fixed Charge Coverage Ratio, Capital Expenditures relating to the purchase of Equipment and capital property from Affiliates (to the extent permitted pursuant to the terms of this Agreement) will not be deducted from EBITDA.

(60) Fixtures shall mean all “fixtures” including trace fixtures, facilities and equipment however affixed or attached to real property or building or other structures or real property.

(61) Funded Debt shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guarantees of Funded Debt of other Persons.

(62) GAAP shall mean generally accepted accounting principles in Canada, consistently applied as such term is further defined in Annex G to the Agreement.

(63) Governmental Authority shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(64) Guaranteed Indebtedness shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

(65) Hazardous Material shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any applicable Environmental Laws, including any material or substance which is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “dangerous good”, “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any applicable Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

(66) Indebtedness of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, but excluding such obligations owed by the Borrower incurred in the ordinary course of business to provide protection from fluctuations in currency values with respect to its US$             denominated purchases of Inventory or Equipment, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

(67) Indemnified Liabilities shall have the meaning assigned to it in Section 1.13.

(68) Index Rate means the annual rate of interest quoted from time to time in the “Report on Business” section of the Globe and Mail as being “Canadian prime”, “chartered bank prime rate” or words of similar description.

(69) Insolvency Laws shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and Title 11 of the United States Code entitled “Bankruptcy”, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

(70) Instruments shall mean any “instrument,” as such term is defined in the PPSA, now owned or hereafter acquired by Borrower, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(71) Intellectual Property shall mean any and all Licences, Patents, Copyrights, Trademarks, trade secrets and customer lists.

(72) Intercompany Loans shall have the meaning assigned to it in Section 6.3.

(73) Interest Expense shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person.

(74) Interest Payment Date means, as to any Loan, the first Business Day of each month to occur while such Loan is outstanding; provided, that each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued under the Agreement.

(75) Interest Period means the period of time commencing on the Closing Date or on an Interest Payment Date and ending on the day before the next following Interest Payment Date.

(76) Inventory shall mean any “inventory,” as such term is defined in the PPSA, now or hereafter owned or acquired by Borrower, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

(77) ITA shall mean the Income Tax Act (Canada) as the same may, from time to time be in effect.

(78) Lender shall mean initially GE Canada, and, if GE Canada shall decide to assign all or any portion of the Obligations, such term shall include any assignee of GE Canada or any further assignees of such Lender or Lenders.

(79) Letter of Credit Fee has the meaning ascribed thereto in Annex B.

(80) Letter of Credit Obligations shall mean all outstanding obligations incurred by Lender at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guarantee by Lender or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Lender thereupon or pursuant thereto.

(81) Letters of Credit shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, for which Lender has incurred Letter of Credit Obligations.

(82) Licence shall mean any Copyright Licence, Patent Licence, Trademark Licence or other licence of rights or interests now held or hereafter acquired by Borrower.

(83) Lien shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA or comparable law of any jurisdiction).

(84) Litigation shall have the meaning assigned to it in Section 3.12.

(85) Loan Account shall have the meaning assigned to it in Section 1.12.

(86) Loan Documents shall mean the Agreement, the Notes, the Fee Letter, the Collateral Documents and all other agreements, instruments, documents, certificates and acknowledgment identified in the Closing Checklist executed and delivered to, or in favour of Agent or Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower, or any Affiliate or employee of Borrower, and delivered to Agent or Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

(87) Loans shall mean the Revolving Loan and the Term Loan.

(88) Material Adverse Effect shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower, (b) Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens, or (d) Agent’s or Lender’s rights and remedies under the Agreement and the other Loan Documents.

(89) Maximum Amount shall mean, at any particular time, an amount equal to the Revolving Loan Commitment.

(90) Mortgaged Properties shall have the meaning assigned to it in Annex D.

(91) Mortgages shall mean each of the debentures, debenture delivery agreements and other real estate security documents delivered by Borrower to Agent with respect to the Mortgaged Properties or real property acquired by Borrower after the Closing Date, all in form and substance satisfactory to Agent.

(92) Net Borrowing Availability shall mean as of any date of determination, the lesser of (i) the Borrowing Base and (ii) the Maximum Amount, in each case, less the sum of the Revolving Loan then outstanding.

(93) Notes shall mean the Revolving Note and the Term Note, collectively.

(94) Notice of Interest Rate Election shall have the meaning assigned to it in Section 1.5(1).

(95) Notice of Revolving Credit Advance shall have the meaning assigned to it in Section 1.1(1).

(96) Obligations shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Agent or Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Borrower, whether or not allowed in such proceeding), Fees, Charges, expenses, legal fees and any other sum chargeable to Borrower under the Agreement or any of the other Loan Documents.

(97) Patent Licence shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right with respect to any invention on which a Patent is in existence.

(98) Patents shall mean all of the following in which Borrower now holds or hereafter acquires any interest:(a) all letters patent of invention and all applications for letters patent, all industrial designs, design patents and all registrations and recordings thereof, including registrations, recordings and applications in the Canadian Patent and Trademark Office, Canadian Designs Office or in any similar office or agency in any country or political subdivision thereof, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

(99) Permitted Encumbrances shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(10); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favour of Agent; (j) Liens expressly permitted under clauses (2) and (3) of Section 6.7 of the Agreement; and (k) to the extent not included in clause (a), (d) or (e), Prior Claims that are unregistered and that secure amounts that are not yet due and payable.

(100) Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

(101) PPSA shall mean the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall means those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

(102) Prior Claims shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent’s security interests (or the applicable equivalent thereof) against all or part of the Collateral, including for amounts owing for wages, employee deductions, goods and services taxes, sales taxes, employer health taxes, municipal taxes, workers’ compensation, pension fund obligations and overdue rents.

(103) Prior Lender shall mean Sweetheart.

(104) Prior Lender Obligations shall mean Indebtedness of Borrower owing to Prior Lender.

(105) Proceeds shall mean “proceeds,” as such term is defined in the PPSA and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under colour of governmental authority), (c) any claim of Borrower against third parties (i) for past, present or future infringement of any Patent or Patent Licence, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright Licence, Trademark or Trademark Licence, or for injury to the goodwill associated with any Trademark or Trademark Licence, (d) any recoveries by

Borrower against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

(106) Projections means Borrower’s forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

(107) Pro Rata Share means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

(108) Qualified Assignee means (i) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (ii) any commercial bank or other entity existing under the laws of Canada or a province thereof that engages in the lending of money in Canada, provided that so long as no Event of Default has occurred and is continuing, each Person described under clause (i) or (ii) shall not be a non-resident of Canada or shall be deemed to be a resident in Canada (which may be under Section 212 (13.3) of the ITA), in each case, for the purpose of the ITA in respect of amounts paid or credited under this Agreement or such Person shall not be entitled to receive Canadian withholding tax gross-up payments under Section 1.15 in respect of interest, fees or other consideration paid in respect of the credit made available under the Commitment to Borrower; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee before an Event of Default has occurred and is continuing, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by Borrower or any of its Affiliates shall be a Qualified Assignee.

(109) Real Estate shall have the meaning assigned to it in Section 3.6.

(110) Refinancing shall mean the repayment in full by Borrower of amounts owed to the Prior Lender, being the principal amount and all accrued interest in an approximate amount of $17,500,000.

(111) Release shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property; and, when used as a verb, shall have a similar meaning.

(112) Requisite Lenders means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans.

(113) Requisite Revolving Lenders means Lenders having (a) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Loan.

(114) Reserves shall mean, with respect to the Borrowing Base of Borrower (a) reserves established by Agent from time to time against Eligible Inventory and Eligible WIP Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(3), and (c) such other reserves (including in respect of Prior Claims) against Eligible Accounts, Eligible Inventory, Eligible WIP Inventory or Borrowing Availability of Borrower which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

(115) Restricted Payment shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person’s Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any employee or Stockholder of such Person other than payment of compensation in the ordinary course to employees or Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

(116) Revolving Credit Advance shall have the meaning assigned to it in Section 1.1(1)(a).

(117) Revolving Lenders means, as of any date of determination, Lenders having a Revolving Loan Commitment.

(118) Revolving Loan shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

(119) Revolving Loan Commitment shall mean the commitment of the Revolving Lenders to make Revolving Credit Advances, which commitment shall be Sixteen Million Five Hundred Thousand Dollars ($16,500,000) in the aggregate on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

(120) Revolving Note shall have the meaning assigned to it in Section 1.1(1)(b).

(121) Security Agreement shall mean the Security Agreement of even date herewith entered into between Agent and Borrower.

(122) Solvent shall mean, (a) with respect to any Person on a particular date that is subject to Canadian Insolvency Law, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iv) such Person is not for any reason unable to meet its obligations as they generally become due, and, (b) with respect to any Person on a particular date that is subject to US Insolvency Law, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

(123) Stock shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common shares, preferred shares or any other “equity security”.

(124) Subordinated Debt shall mean the Indebtedness of Borrower under the Intercompany Loans that is subordinated to the Obligations in a manner and form satisfactory to Agent in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

(125) Subsidiary shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

(126) Supermajority Revolving Lenders means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan and Letter of Credit Obligations.

(127) Sweetheart means Sweetheart Cup Company Inc., a Delaware corporation.

(128) Tax and Taxes includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

(129) Term Lenders means those Lenders having Term Loan Commitments.

(130) Term Loan shall have the meaning assigned to it in Section 1.1(2)(a).

(131) Term Loan Commitment shall mean the commitment of Lender to make the Term Loan, which commitment shall be Thirteen Million Five Hundred Thousand Dollars ($13,500,000) on the Closing Date, as such Term Loan Commitment may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

(132) Term Note shall have the meaning assigned to it in Section 1.1(2)(a).

(133) Termination Date shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall not have any further right to borrow any monies under the Agreement.

(134) Third Party Interactives shall mean all Persons with whom Borrower exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

(135) Trademark Licence shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right to use any Trademark.

(136) Trademarks shall mean all of the following now owned or hereafter acquired by any Borrower: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian Trade-marks Office or in any similar office in any country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

(137) Transaction Expenses shall have the meaning given to it in the Commitment Letter.

(138) US Dollars and US$ shall mean lawful currency of the United States of America.

Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of Borrower, such words are intended to signify that Borrower has actual knowledge or awareness of a particular fact or circumstance or that Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(1) Issuance. Subject to the terms and conditions of the Agreement, Lender agrees to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Lender in its sole discretion (each, an “L/C Issuer”)) for Borrower’s account in Dollars and guaranteed by Lender; provided, however, that the aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) One Million Dollars ($1,000,000) (the “L/C Sublimit”), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and (iii) the Borrowing Base less the sum of (a) the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and Lender shall not be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

(2) Revolving Credit Advances Automatic. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance regardless of whether a Default or an Event of Default shall have occurred and be continuing and notwithstanding Borrower’s failure to satisfy the conditions precedent set forth in Section 2.

(3) Cash Collateral. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Lender cash or cash equivalents acceptable to Lender (“Cash Equivalents”) in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Lender in an interest bearing cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Lender. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of Lender in a manner satisfactory to Lender. Borrower hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guarantees thereof to be cancelled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to

105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Lender in its sole discretion.

From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

(4) Fees and Expenses. Borrower agrees to pay to Lender as compensation to Lender for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations (provided that such costs and expenses are reasonable so long as an Event of Default has not occurred that is continuing), and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to one and three-quarters percent (1.75%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Lender in arrears, on the first day of each month and shall be calculated on the basis of the actual number of days elapsed in the previous month on which the Letter of Credit Obligations were outstanding and a year of 365 days. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(5) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Lender at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Lender, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Lender and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Lender and the L/C Issuer.

(6) Obligation Absolute. The obligation of Borrower to reimburse Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(b) the existence of any claim, set-off, defence or other right which Borrower or any of its Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(d) payment by Lender (except as otherwise expressly provided in paragraph 7(b)(C) below) or any L/C Issuer under any Letter of Credit or guarantee thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guarantee;

(e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

(f) the fact that a Default or an Event of Default shall have occurred and be continuing.

(7) Indemnification; Nature of Lender’s Duties.

(a) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable legal fees and all allocated costs of internal counsel) which Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guarantee thereof, or (B) the failure of Lender seeking indemnification or of any L/C Issuer to honour a demand for payment under any Letter of Credit or guarantee thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or wilful misconduct of Lender (as finally determined by a court of competent jurisdiction).

(b) As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Lender under any Letter of Credit or guarantee thereof, Lender shall be liable to the extent such payment was made solely as a result of its gross negligence or wilful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guarantee thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guarantee thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guarantee thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guarantee thereof; and (H) for any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender’s rights or powers hereunder or under the Agreement.

(c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favour of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

ANNEX C (Section 1.8)

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CREDIT AGREEMENT

CASH MANAGEMENT SYSTEMS

Borrower shall establish and maintain the Cash Management Systems described below:

(1) On or before the Closing Date (or such later date as Agent shall consent to in writing), Borrower shall have established one or more depository accounts in its name (“Borrower Accounts”) and Disbursement Accounts at the bank named on Disclosure Schedule 3.19 (a “Relationship Bank”) and that Relationship Bank, shall have entered into a tri-party blocked accounts agreement with Agent and Borrower, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Such blocked accounts agreement shall provide, among other things, that (i) all items of payment deposited in Borrower Accounts are held by such bank as agent for Agent, (ii) the Relationship Bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such accounts and the Disbursement Accounts monitored by such bank, for the amount of any required adjustments due to clerical error or calculation errors directly relating to such accounts or the Disbursement Accounts, for returned cheques or other items of payment and in accordance with any court order, nature of garnishment binding on such bank or any other applicable law binding on such bank, and (iii) from and after the Closing Date (A) such bank agrees to forward in accordance with such blocked accounts agreement all amounts in each Borrower Account to the applicable Collection Account through daily sweeps from such Borrower Accounts into the Collection Accounts. Borrower shall not accumulate or maintain cash in disbursement accounts (including payroll accounts) as of any date of determination in excess of the aggregate of $50,000 (or the Equivalent Amount) and the amount of cheques outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(2) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule 3.18 to add or replace a Relationship Bank or Borrower Account or to replace any Disbursement Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, Borrower and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(3) The Borrower Accounts and Disbursement Accounts shall be cash collateral accounts, with all cash, cheques and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower shall have granted a Lien to Agent pursuant to the Security Agreement.

(4) All amounts deposited in a Collection Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited for value to the Collection Account. Borrower hereby irrevocably instructs Agent to convert on each Business Day, at the then applicable Currency Exchange Rate, all US Dollars in the US Dollar Collection Account (other than the amount of any Obligation denominated in US Dollars which is then due and payable and which would then be applied to such Obligation in accordance with Section 1.11 of the Agreement) to Canadian Dollars for application (and allocation) by Agent in accordance with Section 1.11 of the Agreement. Agent shall notify Borrower of the Currency Exchange Rate on or prior to the first Business Day of each calendar month that shall be applicable during such calendar month for the purpose of such currency conversions. If Agent receives value before 2:00 p.m. (Toronto time) on any day for US Dollars received from Borrower and deposited in Agent’s US Dollar Collection Account that are to be converted by Agent into Canadian Dollars for application against Obligations denominated in Canadian Dollars, Agent shall have received value before 2:00 p.m. on such day in “the applicable Collection Account” for the purpose of Section 1.10 of the Agreement.

(5) Borrower may maintain, in its name, an account (each a “Disbursement Account” and, collectively, the “Disbursement Accounts”) at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4.

(6) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a “Related Person”) to (i) hold in trust for Agent all cheques, cash and other items of payment received by Borrower or received by any such Related Person for or on behalf of Borrower, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any cheques, cash or other items of payment in which Borrower has an interest, deposit the same into a Borrower Account. Borrower and each Related Person thereof acknowledge and agree that all cash, cheques or items of payment constituting proceeds of Collateral are the property of Agent. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into Borrower Accounts.

ANNEX D (Section 2.1(1))

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CREDIT AGREEMENT

SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(1), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

(1) Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

(2) Revolving Note and Term Note. Duly executed originals of the Revolving Note and Term Note, each dated the Closing Date.

(3) Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto, including the Power of Attorney, and, for inventory to be included in the Borrowing Base, originals of Suppliers’ Waivers and Assignments duly executed by all Affiliates of Borrower which supply Borrower with Goods.

(4) Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured and mortgage clauses or endorsements, as requested by Agent, in favour of Agent and non-renewal/cancellation/amendment riders to provide 30 days advance notice to Agent.

(5) Security Interest and PPSA Filings.

(a) Evidence satisfactory to Agent that Agent has a valid and perfected first priority security interest (or the applicable equivalent thereto) in the Collateral, including (i) such documents duly executed by Borrower (including financing statements under the PPSA, as required, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests (or the applicable equivalent thereto) in the Collateral and (ii) copies of search reports listing all effective financing statements (or the applicable equivalent thereto) that name Borrower as debtor, together with copies of such financing statements (or the applicable equivalent thereto), none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

(b) Evidence satisfactory to Agent, including copies of all financing statements (or the applicable equivalent thereto) filed in favour of Borrower with respect to each location, if any, at which Inventory may be consigned.

(6) Payoff; Financing Change Statements. Copies of a written confirmation, in form and substance satisfactory to Agent, evidencing repayment in full of all Prior Lender Obligations, together with (a) financing change statements (or the applicable equivalent thereof) discharges, releases or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lender or its applicable agents, if appropriate, releasing all liens of Prior Lender, if any, upon any of the personal and real property of Borrower, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favour of Prior Lender or relating to the Prior Lender Obligations, if any.

(7) Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts, Eligible Inventory and Eligible WIP Inventory of Borrower as of a date not more than two (2) Business Days prior to the Closing Date in the case of Eligible Accounts, and as of the Fiscal Month end immediately prior to the Closing Date, in the case of Eligible Inventory and Eligible WIP Inventory.

(8) Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

(9) Initial Notice of Interest Rate Election. Duly executed originals of a Notice of Interest Rate Election, dated the Closing Date, with respect to the Term Loan and the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

(10) Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Lender with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance.

(11) Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of a duly executed tri-party blocked account agreement, satisfactory to Agent, with the bank as required by Annex C.

(12) Constating Documents and Status. Borrower’s (a) constating documents and all amendments thereto, (b) certificates of status, compliance and/or good standing (as applicable) evidencing Borrower’s qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable authorized Governmental Authority.

(13) Bylaws and Resolutions. (a) Borrower’s bylaws, together with all amendments thereto and (b) resolutions of Borrower’s Board of Directors and, if applicable, shareholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by Borrower’s corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

(14) Incumbency Certificates. Signature and incumbency certificates of the officers of Borrower executing any of the Loan Documents, certified as of the Closing Date by Borrower’s corporate secretary or an assistant secretary as being true, accurate, correct and complete.

(15) Opinions of Counsel. Duly executed originals of opinions of Bennett Jones LLP, counsel for Borrower, together with any local counsel opinions requested by Lender, each in form and substance satisfactory to Lender and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from Borrower, authorizing and directing such counsel to address its opinion to Lender and to include in such opinion an express statement to the effect that Agent, Lenders and Qualified Assignees are authorized to rely on such opinion.

(16) Officer’s Certificate. Agent shall have received duly executed originals of a certificate of the Vice-President, Finance of Borrower, dated the Closing Date, stating that, since June 30, 2004 (or such later date of the most recent available unaudited financial statements of Borrower delivered to Agent) (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by Borrower except as disclosed to Agent in writing; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower.

(17) Landlord/Bailee/Mortgagee Agreements. Agent shall have received landlord agreements, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to Section 5.9.

(18) Mortgages. Mortgages covering all of the Real Estate (the “Mortgaged Properties”) together with: (a) title opinions from counsel for Borrower in respect of the Mortgaged Properties and title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case, satisfactory in form and substance to Agent, in its sole discretion; and (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favour of Agent (or in favour of such other trustee as may be required or desired under local law).

(19) Subordination and Intercreditor Agreements. Agent shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of Borrower.

(20) Appraisals. Agent shall have received appraisals as to all Equipment and as to each of the Mortgaged Properties, each of which shall be in form and substance satisfactory to Agent; provided that, the sum of (a) eighty-five percent (85%) of the appraised orderly liquidation value of Borrower’s eligible Equipment and (b) fifty percent (50%) of the appraised value (using a six month sale period) of the Borrower’s eligible Real Estate (2121 Markham Road, Scarborough, Ontario) must not be less than the Term Loan Commitment.

(21) Financials; Financial Condition. Borrower shall have provided Agent with its current operating statements for the period ending June 30, 2004, a balance sheet and statement of cash flows for the period ending June 30, 2004, the Projections and a Borrowing Base Certificate with respect to Borrower certified by its Vice-President, Finance, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Vice-President, Finance of Borrower, based on the Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; and (b) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

(22) Environmental Surveys. Borrower shall have provided Agent with environmental surveys for the Mortgaged Properties with results acceptable to the Lender, in its sole discretion.

(23) Other Documents. Such other certificates, documents and agreements respecting Borrower as Agent may, in its sole discretion, request.

ANNEX E (Section 4.1(1))

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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrower shall deliver or cause to be delivered to the Agent the following:

(1) Monthly Financials. Within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrower, certified by the Vice-President, Finance of Borrower, consisting of (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year (recognizing, however, that the comparisons may only be close approximations in form in light of potential changes to Borrower’s Fiscal Year as contemplated in Section 6.14 of the Agreement) and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); (iii) a summary of the outstanding balance of all Intercompany Loans as of the last day of that Fiscal Month; and (iv) a summary of all payments made or owing to Affiliates during such Fiscal Month, indicating which payments are in respect of inventory purchases, Capital Expenditures and/or management fees. Such financial information shall be accompanied by the certification of the Vice-President, Finance of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

(2) Quarterly Deliveries. Borrower shall deliver to the Agent within thirty (30) days after the end of each Fiscal Quarter, (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each financial covenant set forth on Annex G which is tested on a quarterly basis, and (B) a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(3) Operating Plan. As soon as available, but not later than thirty (30) days after the commencement of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

(4) Annual Audited Financials. Within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrower, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent chartered public accounting firm of national standing or otherwise acceptable to the Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Vice-President, Finance of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

(5) Management Letters. Within five (5) Business Days after receipt thereof by Borrower, copies of all management letters, exception reports or similar letters or reports received by Borrower from its independent chartered public accountants;

(6) Default Notices. As soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

(7) Securities Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by Borrower to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange, commission or governmental or public or private regulatory authority; and (iii) all press releases and other statements made available by Borrower to the public concerning material changes or developments in the business of any such Person;

(8) Subordinated Debt. As soon as practicable, copies of all material written notices given or received by Borrower with respect to any Subordinated Debt of Borrower, and, within two (2)

Business Days after Borrower obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

(9) Supplemental Schedules. Supplemental disclosures, if any, required by Section 5.6 of the Agreement;

(10) Litigation. In writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against Borrower that (i) seeks damages in excess of $150,000, (ii) seeks injunctive relief, (iii) alleges criminal misconduct by Borrower, (iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, or (v) involves any product recall;

(11) Insurance Notices. Disclosure of losses or casualties required by Section 5.4 of the Agreement;

(12) Lease Default Notices. Copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as the Agent may request in its reasonable discretion;

(13) Lease Amendments. Copies of all material amendments to real estate leases; and

(14) Other Documents. Such other financial and other information respecting Borrower’s business or financial condition as the Agent shall, from time to time, request (provided that, prior to the occurrence of a Default or an Event of Default that is continuing, the Agent shall exercise its discretion reasonably in making each such request).

ANNEX F (Section 4.1(2))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrower shall deliver or cause to be delivered to the Agent the following:

(1)	Upon the Agent’s request, and in no event less frequently than ten (10) Business Days after the end of each Fiscal Month, each of the following:

(A)	a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by the Agent in its reasonable discretion;

a summary of Inventory by location and type with a supporting perpetual Inventory report (for finished goods Inventory), in each case accompanied by such supporting detail and documentation as shall be requested by the Agent in its reasonable discretion;

a report on Borrower’s finished goods Inventory on hand and on Borrower’s finished goods Inventory sales for the then most recently ended twelve Fiscal Months, in each case, by customer; and

a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Agent in its reasonable discretion.

(2)	At the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of Borrower to Borrower’s general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by the Agent in its reasonable discretion;

(3)	At the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrower subject to any of the requirements or procedures applicable to assignments of accounts under the Financial Administration Act (Canada), as amended or any similar provincial, local or foreign law; and (ii) a list of any applications for the registration of any Intellectual Property with the Canadian Industrial Design Office, Canadian Patent Office, Canadian Intellectual Property Office, Canadian Copyright Office or any similar office or agency which Borrower has filed in the prior Fiscal Year;

(a) Borrower, at its own expense, shall deliver to the Agent the results of each verification, if any, which Borrower may in its discretion have made, or caused any other Person to have made on its behalf (except daily Inventory cycle reports/counts), of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of the Agent, conduct, and deliver the results of, such physical verifications as the Agent may require);

(b) Borrower, at its own expense, shall deliver to the Agent such appraisals of its assets as the Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to the Agent; and

(c) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral as the Agent shall from time to time request in its reasonable discretion.

ANNEX G (Section 6.9)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(1) Maximum Capital Expenditures. Borrower shall not make Capital Expenditures, (excluding, for greater certainty, Capital Expenditures relating to the purchase of Equipment and capital property from Affiliates, which are not to exceed $5,000,000 in the aggregate from the Closing Date to the Commitment Termination Date, provided that Borrower shall have a Net Borrowing Availability of at least $1,000,000 immediately after giving effect to any of such purchases) during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period	Maximum Capital Expenditures per Period
Closing Date to 12/31/04	$2,000,000
2005 Fiscal Year	$2,500,000
2006 Fiscal Year	$2,500,000
2007 Fiscal Year	$2,500,000

; provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding year.

(2) Minimum Fixed Charge Coverage Ratio. Borrower shall have at the end of each Fiscal Quarter set forth below for the indicated period then ended, a Fixed Charge Coverage Ratio of not less than 1.0:1.0:

Three (3) consecutive Fiscal Months ending on the last day of December, 2004;

Six (6) consecutive Fiscal Months ending on the last day of March, 2005;

Nine (9) consecutive Fiscal Months ending on the last day of June, 2005;

Twelve (12) consecutive Fiscal Months ending on the last day of each Fiscal Quarter in each Fiscal Year ending on and after September, 2005.

Minimum EBITDA. Borrower shall have at the end of each Fiscal Quarter set forth below for the indicated period then ended, a minimum EBITDA as set forth below:

Period	Minimum EBITDA
Three (3) consecutive Fiscal Months ending on the last day of December, 2004;	$1,150,000
Six (6) consecutive Fiscal Months ending on the last day of March, 2005;	$2,500,000
Nine (9) consecutive Fiscal Months ending on the last day of June, 2005;	$5,150,000
Twelve (12) consecutive Fiscal Months ending on the last day of each Fiscal Quarter in each Fiscal Year ending on and after September, 2005.	$6,500,000

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower and Agent agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. “Accounting Changes” means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Canadian Institute of Chartered Accountants (or successor thereto or any agency with similar functions); and (b) changes in accounting principles concurred in by Borrower’s independent chartered public accountants. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Borrower and Agent agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Borrower and Agent cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

ANNEX H (Section 1.1(3))

to

CREDIT AGREEMENT

AGENT’S WIRE TRANSFER INFORMATION

GE Capital Canada

Royal Bank of Canada
200 Bay Street
Main Branch
Toronto, Ontario

Bank No.:	003

Transfer No.:	00002

Accounts Name:	GECCI-COMM FIN

Cdn$ Account No.:	1011519

Reference:	CFC 4114B

US$ Account No.:	4002739

Reference:	CFC4114C

ANNEX I (Section 11.10)

to

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)	If to Agent, at

GE Canada Finance Holding Company
11 King St. West, Suite 1500
Toronto, Ontario
M5H 4C7

Attention:	Vice President, Commercial Finance
Telecopier No.:	(416) 842-1750
Telephone No.:	(416) 842-1751

with copies to:

General Electric Capital Corporation
201 Merrit 7 – 3rd Floor
P.O. Box 5201
Norwalk, Connecticut
06851

Attention:	Lily Cups Inc. Account Manager
Telecopier No.:	(203) 956-4238
Telephone No.:	(203) 956-4584

and

General Electric Capital Corporation
201 Merrit 7 – 3rd Floor
P.O. Box 5201
Norwalk, Connecticut
06851

Attention:	Corporate Counsel-Commercial Finance
Telecopier No.:	(203) 956-4001
Telephone No.:	(203) 956-4383

(B)	If to Borrower, at

Lily Cups Inc.
2121 Markham Rd.
Toronto, Ontario
M1B 2W3

Attention:	Vice-President, Finance
Telecopier No.:	(416) 691-3511
Telephone No.:	(416) 691-2180

with a copy to:

Bennett Jones LLP
Barristers & Solicitors
3400 – 1 First Canadian Place
P.O. Box 130
Toronto, Ontario
M5X 1P4

Attention:	Dan Ford
Telecopier No.:	(416) 863-1716
Telephone No.:	(416) 777-4860

Schedule 1.1 - Representative of Lender

GE Canada Finance Holding Company

11 King St. West, Suite 1500

Toronto, Ontario

M5H 4C7

Attention:         Vice President, Commercial Finance

Telecopier No.:             (416) 842-1750 Telephone

Telephone No.:             (416) 842-1751

with copies to:

General Electric Capital Corporation

201 Merrit 7 – 3rd Floor

P.O. Box 5201

Norwalk, Connecticut

06851

Attention:        Lily Cups Inc. Account Manager

Telecopier No.:             (203) 956-4238

Telephone No.:             (203) 956-4584

and

General Electric Capital Corporation

201 Merrit 7 – 3rd Floor

P.O. Box 5201

Norwalk, Connecticut

06851

Attention:        Corporate Counsel-Commercial Finance

Telecopier No.:             (203) 956-4001

Telephone No.:             (203) 956-4383

Schedule 1.4 - Use of Proceeds

A.	Sources of Funds on Closing Date
1.	Advance of Term Loan	$13,500,000.00
2.	Revolving Credit Advance	4,074,863.25
3.	Excess of Underwriting Deposit over Transaction Expenses	78,574.64

Total		$17,653,437.89
B.	Uses on Closing Date
1.	Repayment of Prior Lender Obligations	CDN$17,500,000.00
2.	Fees to Lender	75,000.00
3.	Lender’s Legal Fees	78,437.89

Total		$17,653,437.89
C.	Flow of Funds on Closing Date
1.	Prior Lender wire instructions for item B-1, being:
	Bank of Montreal
	Account Name: Solo Cup Company
	Swift No. BOFMCAM2
	Transit No. 00022-001
	Account No. 1301152

Schedule 3.2 - Executive Offices

2121 Markham Rd.

Toronto, Ontario

M1B 2W3

Schedule 3.4(1) - Financial Statements

Attached

Schedule 3.4(2) - Projections

Attached

Schedule 3.6 - Ownership of Property; Liens

Owned:	2121 Markham Road
Toronto, Ontario

Leased:	6185 Mavis Drive
Mississauga, Ontario

Schedule 3.7 - Labour Matters

None

Schedule 3.8 - Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness

Revised Corporate Chart Attached; No Outstanding Rights to Purchase Options or Agreements

Schedule 3.9 - Government Regulations

None

Schedule 3.10 - Taxes

Income Tax

1.	The Borrower is currently being audited by the Ontario Provincial Government for Income Tax for 1998 to 2001.

2.	The Borrower has an outstanding tax receivable from the Federal Government in the amount of $38,346 for the 2004 stub year ended February 22, 2004.

3.	The Borrower has $5,747,932 of non-capital losses to carry forward to future years.

Schedule 3.11 - Canadian Pension and Benefit Plans

1.	Pension Plan for Hourly-Paid Employees of Borrower, PCO Registration No. 0420265, Royal Trust Corporation, Trustee.

2.	Pension Plan for Salaried Employees, PCO Registration No. 0420273, Royal Trust Corporation, Trustee.

Schedule 3.12 – Litigation

None

Schedule 3.14 – Intellectual Property

PATENTS

1.	Dome Lid For Drinking Cup - Patent Number CA 2258724

An application has been made in the United States for the foregoing as application Number 09/031,593 dated February 27, 1998.

2.	Drinking Vessel Lid Having a Defined Straw Puncturable Area – Patent Number CA 2106653

3.	Drink Through Container Lid – Patent Number CA 2063541

4.	Drink Through Container Lid – Patent Number CA 1236426, Application Number 445873

TRADE-MARKS

1. PRESTIGE AB-ZORB	-	Application Number 0699184
Registration Number TMA418886
2. ENVIROMUG	-	Application Number 0675269
Registration Number TMA424030
3. THE SQUEEZER	-	Application Number 0673443
Registration Number TMA406111
4. ENVIROWARE	-	Application Number 0650875
Registration Number TMA497283
5. ENVIROCUP	-	Application Number 0650874
Registration Number TMA401861
6. ENVIROPLATE	-	Application Number 0650862
Registration Number TMA486564

COPYRIGHTS

None

INDUSTRIAL DESIGNS

See Attached

Schedule 3.16 - Environmental Matters

None

Schedule 3.17 - Insurance

Particulars of coverage in respect of each of the policies is as set forth on the attached Certificates of Insurance.

Schedule 3.18 - Deposit and Disbursement Accounts

Bank of Montreal

2100 Ellesmere Road

Scarborough, Ontario M1H 3B2

Bank No. 001

Transit No. 29862

A.	Deposit Accounts

1.	Blocked Account (CAD)	-	29861053154
2.	Blocked Account (USD)	-	29864603675

B.	Disbursement Accounts

1.	Disbursement Account (General) (CAD)	-	29861053090
2.	Disbursement Account (General) (USD)	-	29864603667
3.	Disbursement Account (Hourly Payroll) (CAD)	-	1053189
4.	Disbursement Account (Salary Payroll) (CAD)	-	1053162

Schedule 3.19 - Government Contracts

None

Schedule 3.21 - Agreements and Other Documents

None

Schedule 5.1 - Maintenance of Existence

1.	Lily Cups Inc.

2.	The trade names and trade marks described on the attached schedule.

3.	Solo Cup Company

Schedule 6.3 - Indebtedness

Sweetheart Cup Company Inc.	-	CDN$17,500,000.00

Schedule 6.4(1) - Employee Loans and Affiliate Transactions

The Borrower purchases goods for re-sale, capital goods and raw materials from Solo Cup Company and engages in the sale of goods to Solo Cup Company and other Affiliates in the ordinary course of business.

Schedule 6.7 – Liens

ONTARIO PPSA REGISTRATIONS

File number:	609065919
Registration number:	20040916 1437 1616 4970
Debtor:	Lily Cups Inc.
Secured party:	Wajax Finance Ltd.
Collateral classification:	Equipment
General collateral description:	None
Registration period:	6 Years

File number:	609040548
Registration number:	20040915 1634 1616 4947
Debtor:	Lily Cups Inc.
Secured party:	Wajax Finance Ltd.
Collateral classification:	Equipment
General collateral description:	None
Registration period:	6 Years

File number:	608474601
Registration number:	20040826 1134 1862 1968
Debtor:	Lily Cups Inc.
Secured party:	GE Canada Finance Holding Company, as agent
Collateral classification:	Inventory, Equipment, Accounts, Other, Motor Vehicle
General collateral description:	None
Registration period:	4 Years

File number:	607385205
Registration number:	20040715 1937 1531 3020
Debtor:	Lily Cups Inc.
Secured party:	Trailcon Leasing Inc.
Collateral classification:	Equipment
General collateral description:

2003 Utility VS2DC 53’ 1UYVS25393G005659 TR, 2003 Utility VS2DC 53’ 1UYVS25343P142749 TR, 2003 Utility VS2DC 53’ 1UYVS25363P057248 TR, 2003 Utility VS2DC 53’ 1UYVS25343P057250 TR, 2004 Utility VS2DC 53’ 1UYVS25344P153512 TR, 2004 Utility VS2DC 53’ 1UYVS25324P153525 TR, 2004 Utility VS2DC 53’ 1UYVS25384P204509 TR, 2004 Utility VS2DC 53’ 1UYVS253X4P204514 TR, 2004 Utility VS2DC 53’ 1UYVS25304P361208, 2004 Utility VS2DC 53’ 1UYVS25324P361209 TR, 2004 Utility VS2DC 53’ 1UYVS25394P361210 TR, 2004 Utility VS2DC 53’ 1UYVS25344P361213 TR, 2004 Utility VS2DC 53’ 1UYVS25364P361214 TR, 2004 Utility VS2DC 53’ 1UYVS25344P361406 TR, 2004 Utility VS2DC 53’ 1UYVS25364P361407 TR, 2004 Utility VS2DC 53’ 1UYVS25394P361420 TR, 2004 Utility VS2DC 53’ 1UYVS25354P403338 TR, 2004 Utility VS2DC 53’ 1UYVS25324P361405 TR, 2005 Utility VS2DC 53’ 1YUYVS25335P361513 TR, 2005 Utility VS2DC 53’ YUYVS25345P361522 TR, 2005 Utility VS2DC 53’ YUYVS25355P361528 TR, 2005 Utility VS2DC 53’ YUYVS25365P361537 TR, 2005 Utility VS2DC 53’

YUYVS25375P424915 TR, 2005 Utility VS2DC 53’

YUYVS25305P424034 TR, 2005 Utility VS2DC 53’

YUYVS25365P424037 TR, 2005 Utility VS2DC 53’

YUYVS25385P424038 TR, 2005 Utility VS2DC 53’

YUYVS25365P424040 TR

Amount:	$601,425
Registration period:	7 Years

File number:	6063333537
Registration number:	20040610 1937 1531 8036
Debtor:	Lily Cups Inc. and Trailcon Leasing Inc.
Secured party:	Citicapital Commercial Corporation
Collateral classification:	Inventory, Equipment, Accounts, Motor Vehicle
General collateral description:	2003 Utility VS2DS S/N 1UYVS25393G005659, 2003 Utility VS2DS S/N 1UYVS25343P142749, 2003 Utility VS2DS S/N 1UYVS25363P057248, 2003 Utility VS2DS S/N 1UYVS25343P057250, 2004 Utility VS2DS S/N 1UYVS25344P153512, 2004 Utility VS2DS S/N 1UYVS25324P153525, 2004 Utility VS2DS S/N 1UYVS25384P204509, 2004 Utility VS2DS S/N 1UYVS253X4P204513, 2004 Utility VS2DS S/N 1UYVS25304P361208, 2004 Utility VS2DS S/N 1UYVS25324P361209, 2004 Utility VS2DS S/N 1UYVS25394P361210, 2004 Utility VS2DS S/N 1UYVS25344P361213, 2004 Utility VS2DS S/N 1UYVS25364P361214, 2004 Utility VS2DS S/N 1UYVS25324P361405, 2004 Utility VS2DS S/N iUYVS25344P361406, 2004 Utility VS2DS S/N 1UYVS25394P361420, 2004 Utility VS2DS S/N 1UYVS25354P403338, 2004 Utility VS2DS S/N 1UYVS25364P361407, 2005 Utility VS2DS S/N 1UYVS25335P361513, 2005 Utility VS2DS S/N 1UYVS25345P361522, 2005 Utility VS2DS S/N 1UYVS25355P361528, 2005 Utility VS2DS S/N 1UYVS25365P361537, 2005 Utility VS2DS S/N 1UYVS25375P424015, 2005 Utility VS2DS S/N 1UYVS25305P424034, 2005 Utility VS2DS S/N 1UYVS25365P424037, 2005 Utility VS2DS S/N 1UYVS25385P424038, 2005 Utility VS2DS S/N 1UYVS25365P424040, together with all parts, attachments, accessories, additions, repair parts and other equipment placed on or forming part of the goods described herein and any proceeds thereof and therefrom including, without limitation, all goods, securities, instruments, documents of title, chattel paper and intangibles (all as defined in the Personal Property Security Act)
Date of Maturity:	June 10, 2011
Registration period:	7 Years

File number:	601218135
Registration number:	20031121 1638 1616 1196
Debtor:	Lily Cups Inc.
Secured party:	Wajax Industries Limited
Collateral classification:	Equipment
General collateral description:	E80XL3 Hyster Forklift S/N C098N02956A
Registration period:	7 Years

File number:	600777162
Registration number:	20031104 1635 1616 9548
Debtor:	Lily Cups Inc.
Secured party:	Wajax Industries Limited
Collateral classification:	Equipment
General collateral description:	Five (5) S30XM Hyster forklifts S/N D114N02738A, D114N02740A, D114N02699A, D11N02700A, D114N02698A
Registration period:	6 Years

File number:	897764238
Registration number:	20030829 1432 1616 3703
Debtor:	Lily Cups Inc.
Secured party:	Wajax Finance Ltd.
Collateral classification:	Equipment, Accounts, Other, Motor Vehicle
General collateral description:	None
Registration period:	5 Years

File number:	892724625
Registration number:	20030325 1021 1616 6968
Debtor:	Lily Cups Inc.
Secured party:	Wajax Industries Limited
Collateral classification:	Equipment
General collateral description:	Three (3) E30XM Hyster Forklifts S/N D174N02135A, D114N02347A, D114N02349A and D114N02352A
Registration period:	6 Years

Financing Change Statement:	Amendment to correct collateral description
Registration Number:	20030327 1014 1616 7347

File number:	890209359
Registration number:	20021218 1424 1616 8375
Debtor:	Lily Cups Inc.
Secured party:	Wajax Industries Limited
Collateral classification:	Equipment
General collateral description:	E80XL3 Hyster Fork Lift S/N C098N02271Z
Registration period:	6 Years

File number:	883329111
Registration number:	20020517 1628 1616 5920
Debtor:	Lily Cups Inc.
Secured party:	Wajax Industries Limited
Collateral classification:	Equipment
General collateral description:	E80XM2 Hyster Forklift S/N D114N01895Z

Registration period:	6 Years

File number:	881908866
Registration number:	20020510 1725 1616 1578
Debtor:	Lily Cups Inc.
Secured party:	Wajax Industries Limited
Collateral classification:	Equipment
General collateral description:	E80XM2 Hyster Forklift S/N D114N01881Z
Registration period:	6 Years

File number:	881910234
Registration number:	20020510 1725 1616 1715
Debtor:	Lily Cups Inc. and TS Tech Canada Ltd.
Secured party:	Wajax Industries Limited
Collateral classification:	Equipment
General collateral description:	N30XMR3 Hyster Fork Lift S/N C470N01814Z
Registration period:	3 Years

File number:	849729927
Registration number:	19990401 1045 1146 4474
Debtor:	Lily Cups Inc.
Secured party:	OE Financial Services Inc.
Collateral classification:	Equipment
General collateral description:	Canon Equipment and Accessories
Date of Maturity:	April 1, 2005
Registration period:	6 Years

File number:	821895165
Registration number:	19960514 1916 1529 5538
Debtor:	Lily Cups Inc.
Secured party:	PHH Vehicle Management Services Inc.
Collateral classification:	Equipment, Other Motor Vehicle
General collateral description:	All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis, or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units), and materials-handling equipment leased from time to time by the secured party to the debtor, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing
2000 Pontiac Montana VIN: 1GMDU03E2YD329408; 2000 Chrysler Intrepid VIN: 2C3HH46RXYH328496; 2000 Pontiac Grand Prix VIN: 1G2WJ52J5YF263642; 2001 Pontiac Grand Prix VIN: 1G2WK52J31F157175; 2002 Pontiac Grand Prix VIN: 1G2WK52J62F106092; 2002 I35 VIN: JNKDA31A82T008368; 2002 Volvo V70 VIN: YV1SZ58D521061712; 2002 Pontiac Montana VIN: 1GMDX03E02D287514; 2002 Pontiac Montana VIN: 1GMDX03E82D248380; 2002 Ford Expedition VIN: 1FMPU16L22LA82031
Registration period:	13 Years (inclusive of renewal periods)

Financing Change Statement:	Renewal for additional 5 years
Registration number:	19990407 1819 1531 5804

Financing Change Statement:	Partial Discharge
Registration number:	20000601 1444 1530 5262

Financing Change Statement:	Amendment to include serial number collateral description
Registration number:	20000601 1444 1530 5263

Financing Change Statement:	Partial Discharge
Registration number:	20000818 1807 1531 6155

Financing Change Statement:	Amendment to include serial number collateral description
Registration number:	20000818 1807 1531 6156

Financing Change Statement:	Amendment to update serial number collateral description
Registration number:	20010605 1451 1530 4264

Financing Change Statement:	Amendment to update serial number collateral description
Registration number:	20010822 1758 1531 0187

Financing Change Statement:	Partial Discharge
Registration number:	20020718 1444 1530 0126

Financing Change Statement:	Amendment to update serial number collateral description
Registration number:	20020718 1444 1530 0127

Financing Change Statement:	Partial Discharge
Registration number:	20021218 1818 1531 1339

Financing Change Statement:	Amendment to update serial number collateral description
Registration number:	20021218 1818 1531 1340

Financing Change Statement:	Amendment to amend secured party address
Registration number:	20030721 1055 1529 5608

Financing Change Statement:	Renewal for additional 5 years
Registration number:	20040419 1045 1529 4124

Exhibit 1.1(1)(a)

Attached

Exhibit 1.1(1)(b)

FORM OF REVOLVING NOTE

Toronto, Ontario

September 24, 2004

$16,500,000

FOR VALUE RECEIVED, the undersigned, Lily Cups Inc., an Ontario corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company, as agent for and on behalf of the Revolving Lenders, (“Agent”), at the offices of GE Canada Finance Holding Company, at its address at 11 King Street West, Suite 1500, Toronto, Ontario, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of SIXTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($16,500,000) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is issued pursuant to that certain Credit Agreement dated as of the date hereof between Borrower and Agent (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Agent to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

LILY CUPS INC.

By:

Title:

Exhibit 1.1(2)

FORM OF TERM NOTE

Toronto, Ontario

September 24, 2004

$13,500,000

FOR VALUE RECEIVED, the undersigned, Lily Cups Inc., an Ontario corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company as agent for and on behalf of the Term Lenders (“Agent”), at the offices of GE CANADA FINANCE HOLDING COMPANY, at its address at 11 King Street West, Suite 1500, Toronto, Ontario, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of THIRTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($13,500,000), or if less, the aggregate unpaid amount of the Term Loan made to the undersigned. All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined) or in Annex A thereto.

This Term Note is issued pursuant to that certain Credit Agreement dated as of the date hereof between Borrower and Agent (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and,

with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Term Note may not be assigned by Agent to any Person.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

LILY CUPS INC.

By:

Title:

Exhibit 1.5(1)

NOTICE OF INTEREST RATE ELECTION

Capitalized terms used herein without definition are so used as defined in the Credit Agreement dated as of September 24, 2004 between Lily Cups Inc. (“Borrower”) and GE Canada Finance Holding Company. (as amended, restated, supplemented and modified from time to time).

TO:	GE CANADA FINANCE HOLDING COMPANY

Reference is made to Section 1.5(1) of the Credit Agreement. The Borrower hereby elect to have the interest on the Loans for the Interest Period commencing                      calculated by reference to the                      Rate.

DATED:

LILY CUPS INC.

By:
Name:
Title:

Exhibit 4.1(2)

Attached

EXHIBIT 9.1(a)

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                                  ,              by and between                      (“Assignor Lender”) and                      (“Assignee Lender”) and acknowledged and consented to by GE CANADA FINANCE HOLDING COMPANY, as agent (“Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Lily Cups Inc., an Ontario corporation, and GE Canada Finance Holding Company as Agent and Lender have entered into that certain Credit Agreement dated as of September 24, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which GE Canada Finance Holding Company has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.	ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1. Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in [the Revolving Loan ], [the Term Loan], [the Loans], [Letter of Credit Obligations], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount		Pro Rata Share
Revolving Loan	$	____________	____	%
Term Loan	$	____________	____	%

1.2. Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/      %] of Assignor Lender’s Revolving Loan Commitment (such percentage representing a commitment of $                     ).

1.3. Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4. Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of the date of this Agreement (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

2.	INITIAL PAYMENT AND DELIVERY OF NOTES

2.1. Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (Toronto time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2. Payment of Assignment Fee. Assignee Lender will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (Toronto time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 9.1(a) of the Credit Agreement.

2.3. Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1. Assignee Lender’s Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of Borrower, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and Borrower’s creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in Borrower;

Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, Borrower without the prior written consent of Agent; and

As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by Canada or any political subdivision thereof, (ii) is not subject to capital adequacy or similar requirements under Section 1.16(a) of the Credit Agreement, and (iii) does not require the payment of any increased costs under Section 1.16(b) of the Credit Agreement.

3.2. Assignor Lender’s Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.	LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of the Borrower or other obligor or the performance or observance by the Borrower of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by the Borrower. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.	FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.	NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.	AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.	SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.	SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.	APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO.

12.	COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:

Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GE CANADA FINANCE HOLDING COMPANY

By:

Title:

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount
Revolving Loan	$

Term Loan	$

Subtotal	$

Accrued Interest	$

Unused Line Fee	$

Other + or -$	$

Total	$

All determined as of the Effective Date.